UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BIOGEN IDEC INC.

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NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2013

To our stockholders:

The annual meeting of stockholders of Biogen Idec Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on Wednesday, June 12, 2013 at our offices located at 15 Cambridge Center, Cambridge, Massachusetts 02142 for the following purposes:

1.  To elect the twelve nominees identified in this Proxy Statement to our Board of Directors to serve for a one-year term extending until the 2014 annual meeting of stockholders and their successors are duly elected and qualified.

2.  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.  To hold an advisory vote on executive compensation.

4.  To reapprove the material terms of the performance goals under the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

5.  To reapprove the material terms of the performance goals under the Biogen Idec Inc. 2008 Omnibus Equity Plan for purposes of Section 162(m) of the Internal Revenue Code.

6.  To act on a stockholder proposal regarding adoption of a share retention policy, if properly presented at the meeting.

7.  To transact such other business as may be properly brought before the meeting and any adjournments or postponements.

Only Biogen Idec stockholders of record at the close of business on April 15, 2013 will be entitled to vote at the meeting.

Our Board of Directors recommends voting FOR the election of all of the director nominees listed in Proposal 1, FOR Proposals 2, 3, 4 and 5, and AGAINST Proposal 6.

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting in person, we urge you to vote as promptly as possible by telephone or by Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable.

BY ORDER OF OUR BOARD OF DIRECTORS,

SUSAN H. ALEXANDER,

Secretary

133 Boston Post Road

Weston, Massachusetts 02493

April 30, 2013

Biogen Idec Inc.

133 Boston Post Road

Weston, Massachusetts 02493

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2013

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

We are making this Proxy Statement and other annual meeting materials available to you on the Internet or, upon your request, sending printed versions of these materials to you by mail because the Board of Directors of Biogen Idec Inc. (Biogen Idec or Company) is soliciting your proxy to vote at our 2013 annual meeting of stockholders (Annual Meeting) to be held at 9:00 a.m., local time, on Wednesday, June 12, 2013 at our offices located at 15 Cambridge Center, Cambridge, Massachusetts 02142 for the purposes summarized in the accompanying Notice of 2013 Annual Meeting of Stockholders. Our 2012 Summary Annual Report and 2012 Annual Report on Form 10-K are also available with this Proxy Statement.

Who can vote?

Each share of our common stock that you own as of the close of business on the record date of April 15, 2013 (Record Date) entitles you to one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 237,374,822 shares of our common stock were outstanding and entitled to vote. We are making this Proxy Statement and other Annual Meeting materials available on the Internet or, upon request, sending printed versions of these materials on or about April 30, 2013 to all stockholders of record as of the Record Date. For 10 days before the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our offices located at 133 Boston Post Road, Weston, Massachusetts 02493. If you would like to review the list, please call our Investor Relations department at (781) 464-2442.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders of Biogen Idec as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the Annual Meeting your bank or broker statement evidencing your beneficial ownership of Biogen Idec stock to gain admission to the Annual Meeting. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of the Record Date.

How do proxies work?

Our Board of Directors is asking for your proxy authorizing us to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares as follows:

•	Election of Directors: FOR the election of each of our director nominees;

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Ratification of PricewaterhouseCoopers LLP:    FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	Advisory Vote on Executive Compensation: FOR the advisory vote on executive compensation;

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Reapproval of Performance Goals under the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan:    FOR the reapproval of the material terms of the performance goals under the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

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Reapproval of Performance Goals under the Biogen Idec Inc. 2008 Omnibus Equity Plan:    FOR the reapproval of the material terms of the performance goals under the Biogen Idec Inc. 2008 Omnibus Equity Plan for purposes of Section 162(m) of the Internal Revenue Code;

•	Stockholder Proposal Regarding Adoption of a Share Retention Policy: AGAINST the approval of a stockholder proposal that we adopt a share retention policy applicable to our senior executives; and

•	As to any other matter that may properly come before the meeting or any adjournment or postponement, in accordance with our best judgment.

Shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below (under the heading “How can I change my vote?”). If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided by your bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

If you are a registered stockholder (also called a “record holder”), there are four ways to vote:

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Telephone:    By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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Internet:    By going to the Internet website indicated on your Notice of Internet Availability of Proxy Materials or proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

•	Mail: By signing, dating and returning a printed proxy card.

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In Person:    By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at (781) 464-2442. We will pass out ballots at the Annual Meeting to anyone who wishes to vote in person.

If your shares are held in a brokerage account in your broker’s name (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission (SEC). Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice of Internet Availability of Proxy Materials. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.

How can I change my vote?

You may revoke your proxy and change your vote at any time before the Annual Meeting by:

•	Re-voting by telephone or by Internet as instructed above. Only your latest telephone or Internet vote will be counted.

•	Signing and dating a new proxy card or voting instruction form and submitting it as instructed above. Only your latest proxy card or voting instruction form will be counted.

•	If your shares are registered in your name, delivering timely written notice of revocation to the Secretary, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493.

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Attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If your shares are held in “street name” by a bank, broker or other nominee, you must request a legal proxy from your bank, broker or other nominee to vote in person at the Annual Meeting.

Only your latest vote, in whatever form, will be counted.

Will my shares be counted if I do not vote?

If you are a record holder and do not vote by telephone or by Internet or by signing, dating and returning a printed proxy card, your shares will not be voted.

If you are the beneficial owner of shares held in “street name,” your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to ratify the selection of our independent registered public accounting firm is a routine matter and our other proposals are non-routine matters. If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the ratification of the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the election of directors, the advisory vote on executive compensation, the reapproval of the performance goals under our 2008 Performance-Based Management Incentive Plan, the reapproval of the performance goals under our 2008 Omnibus Equity Plan, or the stockholder proposal regarding adoption of a share retention policy. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.

You should vote your shares by telephone or by Internet according to the instructions provided by your bank, broker or other nominee or by signing, dating and returning a printed voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

How many shares must be present to hold the Annual Meeting?

A majority of our issued and outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described above (under the heading “How do I vote?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each proposal and how are votes counted?

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Election of Directors:    Directors are elected by majority vote — that is, if more votes are cast for that director’s election than against. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote.

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Ratification of PricewaterhouseCoopers LLP:    The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will have the effect of votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

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Advisory Vote on Executive Compensation:    Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation and Management Development Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

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Reapproval of Performance Goals under Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan:    The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to reapprove the material terms of the performance goals and related provisions under the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan for purposes of Internal Revenue Code Section 162(m). Abstentions will have the effect of votes against this proposal, and broker non-votes will not have any effect on the results of this proposal.

•

Reapproval of Performance Goals under Biogen Idec Inc. 2008 Omnibus Equity Plan:    The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to reapprove the material terms of the performance goals and related provisions under the Biogen Idec Inc. 2008 Omnibus Equity Plan for purposes of Internal Revenue Code Section 162(m). Abstentions will have the effect of votes against this proposal, and broker non-votes will not have any effect on the results of this proposal.

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Stockholder proposal regarding adoption of a share retention policy:    Because this proposal asks for a non-binding vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this non-binding vote, and the outcome of the vote may cause our Board of Directors to reevaluate its recommendation concerning the proposal. Abstentions and broker non-votes, if any, will not have any effect on that determination.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act, in accordance with our best judgment.

Where do I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by contacting Investor Relations, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493, (781) 464-2442. You will also be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the “Investors” section of our website, www.biogenidec.com.

Who should I call if I have any questions?

If you have any questions or require any assistance with voting your shares, please contact your bank, broker or other nominee holding your shares, or our Investor Relations department at (781) 464-2442.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders To Be Held on June 12, 2013: The Notice of 2013 Annual Meeting of Stockholders, Proxy Statement, 2012 Summary Annual Report and 2012 Annual Report on Form 10-K are available at the following website: www.edocumentview.com/BIIB.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of the following directors, each serving a one-year term extending until the Annual Meeting and until their successors are duly elected and qualified:

Alexander J. Denner	Robert W. Pangia	George A. Scangos
Caroline D. Dorsa	Stelios Papadopoulos	Lynn Schenk
Nancy L. Leaming	Brian S. Posner	Stephen A. Sherwin
Richard C. Mulligan	Eric K. Rowinsky	William D. Young

These twelve directors are standing for re-election to serve a one-year term extending until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified, unless they resign or are removed. Our Board of Directors has nominated these twelve directors for re-election based on its carefully considered judgment that the experience, qualifications, attributes and skills of our nominees qualify them to serve on our Board of Directors. As described in detail below, our nominees have considerable professional and business expertise.

If any of our nominees is unable to serve on our Board of Directors, the shares represented by your proxy will be voted for the election of such other person as may be nominated by our Board of Directors. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this Proxy Statement and to serve if elected.

Our Nominees for Director

Alexander J. Denner, Ph.D. (Director since June 2009

Dr. Denner, 43, founded Sarissa Capital Management LP, a registered investment advisor, in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2006 to November 2011, Dr. Denner served as a Senior Managing Director of Carl C. Icahn’s investment activities. Prior to that, he served as a portfolio manager at Viking Global Investors, a private investment fund, and Morgan Stanley Investment Management, a global asset management firm.

Dr. Denner is the Chairman of Enzon Pharmaceuticals, Inc., a life sciences company. During the past five years, Dr. Denner has also served as a director of the following life sciences companies: Amylin Pharmaceuticals, Inc., Mast Therapeutics, Inc. (formerly Adventrx Pharmaceuticals, Inc.) and ImClone Systems Incorporated, where he also served as Chairman of the Executive Committee.

Dr. Denner has experience overseeing the operations and research and development of biopharmaceutical companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad life sciences industry knowledge.

Caroline D. Dorsa (Director since January 2010)

Ms. Dorsa, 54, has been the Executive Vice President and Chief Financial Officer of Public Service Enterprise Group Incorporated, a diversified energy company, since April 2009 and served on its board of directors from 2003 to April 2009. From February 2008 to April 2009, she served as Senior Vice President, Global Human Health, Strategy and Integration at Merck & Co., Inc., a pharmaceutical company. From November 2007 to January 2008, Ms. Dorsa served as Senior Vice President and Chief Financial Officer of Gilead Sciences, Inc., a life sciences company. From February 2007 to November 2007, she served as Senior Vice President and Chief Financial Officer of Avaya, Inc., a telecommunications company. From 1987 to January 2007, Ms. Dorsa held various financial and operational positions at Merck & Co., Inc., including Vice President and Treasurer, Executive Director of U.S. Customer Marketing and Executive Director of U.S. Pricing and Strategic Planning.

Ms. Dorsa has financial and accounting expertise and a deep knowledge of the pharmaceutical industry. Her strategic perspective on the industry is particularly valuable to our Board of Directors as it oversees our growth initiatives and reviews both internal development projects and external opportunities.

Nancy L. Leaming (Director since 2008)

Ms. Leaming, 65, has been an independent consultant since 2005. From 2003 to 2005, she served as the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance. From 1986 to 2003, Ms. Leaming served in several executive positions at Tufts Health Plan, including President, Chief Operating Officer and Chief Financial Officer.

Ms. Leaming is a member of the boards of directors of Hologic, Inc., a provider of diagnostic and surgical products, and Edgewater Technology, Inc., a technology management consulting firm.

Ms. Leaming has well-developed leadership skills and financial acumen and provides insights into the healthcare reimbursement and payor market, where she served for 20 years in senior operational, financial and managerial roles.

Richard C. Mulligan, Ph.D. (Director since June 2009)

Dr. Mulligan, 58, is a founding partner of Sarissa Capital Management LP, a registered investment advisor focused on improving the strategies of companies to better provide shareholder value. He has also been the Mallinkckrodt Professor of Genetics at Harvard Medical School and Director of the Harvard Gene Therapy Initiative since 1996. Prior to that, he was Professor of Molecular Biology at the Massachusetts Institute of Technology, a member of the Whitehead Institute for Biomedical Research, and the Chief Scientific Officer of Somatix Therapy Corporation, a drug discovery and development company that he founded. Dr. Mulligan was named a MacArthur Foundation Fellow in 1981.

Dr. Mulligan is Vice Chairman of Enzon Pharmaceuticals, Inc., a life sciences company. During the past five years, Dr. Mulligan has also served as a director of both Cellectis SA and ImClone Systems Incorporated, both life sciences companies.

Dr. Mulligan has scientific expertise in the areas of molecular biology, genetics, gene therapy, and biotechnology, as well as extensive experience within the life sciences industry, including overseeing the operations and research and development of biopharmaceutical companies.

Robert W. Pangia (Director since 1997)

Mr. Pangia, 61, has been the Chief Executive Officer of Ivy Sports Medicine, LLC, a medical device company, since July 2011. He has also been a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, since 2003. From October 2007 to October 2009, he served as the Chief Executive Officer of Highlands Acquisition Corp., a special purpose acquisition company. From 1996 to 2003, Mr. Pangia was self-employed as an investment banker. From 1987 to 1996, he held various senior management positions at PaineWebber, a financial services company, including Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York, member of the board of directors of PaineWebber, Inc., Chairman of PaineWebber Properties, Inc., and member of several of PaineWebber’s executive and operating committees.

During the past five years, Mr. Pangia has served as a director of McAfee, Inc., a security technology company.

Mr. Pangia has significant financial acumen, breadth of expertise within the healthcare industry, and extensive knowledge of Biogen Idec derived from his 16 year tenure as a director.

Stelios Papadopoulos, Ph.D. (Director since July 2008)

Dr. Papadopoulos, 64, is the Chairman of Exelixis, Inc., a drug discovery and development company that he co-founded in 1994. Previously, he was an investment banker with Cowen & Co., LLC, a financial services company, focusing on the biotechnology and pharmaceutical sectors, from 2000 until his retirement as Vice Chairman in August 2006. Prior to joining Cowen & Co., Dr. Papadopoulos served for 13 years as an investment banker at PaineWebber, Inc., a financial services company, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology.

Dr. Papadopoulos is a member of the boards of directors of BG Medicine, Inc. and Regulus Therapeutics, Inc., both life sciences companies. During the past five years, Dr. Papadopoulos has also served as a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company.

Having founded multiple life sciences companies and worked as an investment banker focused on the life sciences industry, Dr. Papadopoulos brings to our Board of Directors a first-hand understanding of the demands of establishing, growing and running life sciences businesses.

Brian S. Posner (Director since July 2008)	Mr. Posner, 51, has been a private investor since March 2008 and is the President of Point Rider Group LLC, a consulting and advisory services firm within the financial services industry. From 2005 to March 2008, Mr. Posner served as the Chief Executive Officer and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company and a wholly-owned subsidiary of Legg Mason. Prior to that, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, in 2000 and served as its Managing Partner for five years. He served as a portfolio manager and an analyst at Fidelity Investments, a financial services company, from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as co-Chief Investment Officer and Director of Research.

Mr. Posner is a member of the boards of directors of Arch Capital Group Ltd., an insurance company, and BG Medicine, Inc., a life sciences company, and is a member of the board of trustees of AQR Mutual Funds, an investment fund. During the past five years, Mr. Posner has also served as a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company, and as a trustee of RiverPark Funds, an investment fund.

Given his substantial experience as a leading institutional investment manager and advisor, Mr. Posner brings a professional investor’s perspective and financial expertise that is valuable to our Board of Directors as it oversees our strategy for enhancing shareholder value.

Eric K. Rowinsky, M.D. (Director since March 2010)

Dr. Rowinsky, 56, has been the Head of Research and Development and Chief Medical Officer of Stemline Therapeutics, Inc., a biotechnology company focusing on the discovery and development of therapeutics targeting cancer stem cells, since January 2012. Dr. Rowinsky is also an Adjunct Professor of Medicine at New York University and has been an independent consultant since January 2010. Prior to that, he was the Chief Medical Officer of Primrose Therapeutics, Inc., a start-up biotechnology company focusing on the development of therapeutics for polycystic kidney disease, from August 2010 until its acquisition in September 2011. From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of ImClone Systems Incorporated, a life sciences company. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute for Drug Development, including Director of the Institute and Director of Clinical Research. During that time, he held the SBC Endowed Chair for Early Drug Development and Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins School of Medicine and on the staff of the Johns Hopkins Hospital.

Dr. Rowinsky is a member of the boards of directors of Coronado Biosciences, Inc. and Navidea Biopharmaceuticals, Inc., both life sciences companies. During the past five years, Dr. Rowinsky has also served as a director of Mast Therapeutics, Inc. (formerly Adventrx Pharmaceuticals, Inc.) and Tapestry Pharmaceuticals, Inc., both life sciences companies.

Dr. Rowinsky has extensive research and drug development experience, oncology expertise, and broad scientific and medical knowledge.

George A. Scangos, Ph.D. (Director since July 2010)

Dr. Scangos, 65, is our Chief Executive Officer and has served in this position since July 2010. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company, where he continues to serve on the board. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years. Dr. Scangos served as non-executive Chairman of Anadys Pharmaceuticals, Inc., a biopharmaceutical company, from 2005 to July 2010 and was a director of the company from 2003 to July 2010. Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the Board of the Global Alliance for TB Drug Development until 2010. He is also a member of the Board of Visitors of the University of California, San Francisco School of Pharmacy, and the National Board of Visitors of the University of California, Davis School of Medicine. He is currently an Adjunct Professor of Biology at Johns Hopkins University.

Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

Lynn Schenk (Director since 1995)

Ms. Schenk, 68, is an attorney and consultant in private practice with extensive public policy and business experience. She is also a trustee of the Scripps Research Institute, Vice Chair of the California High Speed Rail Authority and a trustee of the University of California, San Diego Foundation. From 1999 to 2003, she served as Chief of Staff to the Governor of California, during which time she led the effort to create the Institutes for Science and Innovation at the University of California. From 1993 to 1995, Ms. Schenk was a Member of the United States House of Representatives, representing San Diego, California and served on the House Energy & Commerce Committee with a special emphasis on biotechnology. From 1980 to 1983, she was the California Secretary of Business, Transportation and Housing during which she formed the California Commission on Industrial Innovation.

Ms. Schenk is a member of the board of directors of Sempra Energy, an energy services and development company.

Ms. Schenk’s strong public policy, government, legal and private sector experience provides vital insights to our Board of Directors about significant issues affecting the highly regulated life sciences industry. She brings public sector operations and management expertise to our Board of Directors and has extensive knowledge of Biogen Idec derived from her 18 year tenure as a director.

Stephen A. Sherwin, M.D. (Director since March 2010)

Dr. Sherwin, 64, has been the Chairman of Ceregene, Inc., a life sciences company that he co-founded, since 2001. From 1990 to October 2009, he served as the Chief Executive Officer of Cell Genesys, Inc., a life sciences company, and was its Chairman from 1994 until the company’s merger with BioSante Pharmaceuticals, Inc. in October 2009. Prior to that, he held various positions at Genentech, Inc., a life sciences company, most recently as Vice President, Clinical Research. Dr. Sherwin is board certified in internal medicine and medical oncology and currently serves as a Clinical Professor of Medicine at the University of California, San Francisco.

Dr. Sherwin is a member of the boards of directors of Neurocrine Biosciences, Inc. and Rigel Pharmaceuticals, Inc., both life sciences companies, BioSante Pharmaceuticals, Inc., a pharmaceutical company, and Verastem, Inc., a clinical-stage biopharmaceutical company. He is also Chairman Emeritus of the Biotechnology Industry Organization.

Dr. Sherwin has extensive knowledge of the life sciences industry and brings more than 25 years of experience in senior leadership positions at large and small publicly traded life sciences companies to our Board of Directors.

William D. Young (Director since 1997)

Mr. Young, 68, has served as our independent Chairman since January 2010. He has also been a venture partner in Clarus Ventures, LLC, a life sciences venture capital firm, since March 2010 and has served at the following Clarus Ventures portfolio companies: as Executive Chairman of NanoString Technologies, Inc., a provider of molecular diagnostics, since February 2010 and as Chairman of TYRX, Inc., a developer of medical devices, since February 2012. From 1999 to August 2009, Mr. Young served as the Chief Executive Officer of Monogram Biosciences, Inc., a provider of molecular diagnostics, and as its Chairman from 1998 to August 2009. From 1980 to 1999, he held several positions at Genentech, Inc., a life sciences company, and served as its Chief Operating Officer from 1997 to 1999. Prior to joining Genentech, Mr. Young was with Eli Lilly & Co., a pharmaceutical company, for 14 years. He was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology.

Mr. Young is a member of the boards of directors of Theravance, Inc. and BioMarin Pharmaceutical Inc., both life sciences companies.

Mr. Young has extensive operational experience, leadership skills and knowledge of the life sciences industry through service on boards of directors and as an executive as well as a broad understanding of Biogen Idec through his service as a director over the past 16 years.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers served as our independent registered public accounting firm in connection with the audit for the fiscal year ended December 31, 2012. Although stockholder approval of the Finance and Audit Committee’s selection of PricewaterhouseCoopers is not required, our Board of Directors believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm, the Finance and Audit Committee will reconsider its selection. Even if the selection is ratified, the Finance and Audit Committee always has the ability to change the engagement of PricewaterhouseCoopers if it determines that a change is in Biogen Idec’s best interest. Representatives of PricewaterhouseCoopers will attend the Annual Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PricewaterhouseCoopers for the audit of our annual consolidated financial statements for the years ended December 31, 2012 and December 31, 2011, and fees billed to us by PricewaterhouseCoopers for other services provided during 2012 and 2011:

Fees	2012	2011
Audit fees	$4,151,768	$3,684,843
Audit-related fees	49,721	101,122
Tax fees*	1,672,668	2,074,627
All other fees	7,100	7,100

Total	5,881,257	$5,867,692

*	Includes tax compliance fees of $1,163,298 in 2012 and $1,302,490 in 2011.

Audit fees are fees for the audit of our 2012 and 2011 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our outstanding registration statements, and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including audits of employee benefit plan information.

Tax fees are fees for tax compliance and planning services.

All other fees are fees that principally relate to licenses to a web-based accounting research tool in 2012 and 2011.

Policy on Pre-Approval of Audit and Non-Audit Services

The Finance and Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. The Finance and Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Finance and Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, NASDAQ requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Finance and Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Finance and Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

The Finance and Audit Committee annually reviews and pre-approves the audit, audit-related, tax, and other permissible non-audit services that can be provided by the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts will require separate pre-approval by the Finance and Audit Committee, although our Chief Accounting Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that the Finance and Audit Committee has pre-approved. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $50,000 amount to be exceeded must be separately pre-approved by the Finance and Audit Committee.

The Finance and Audit Committee has delegated pre-approval authority to the Chair of the Finance and Audit Committee within the guidelines discussed above. The Chair of the Finance and Audit Committee is required to inform the Finance and Audit Committee of each pre-approval decision at the next regularly scheduled Finance and Audit Committee meeting.

All of the services provided by PricewaterhouseCoopers during 2012 were pre-approved in accordance with this policy.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Compensation Discussion and Analysis, which appears later in this Proxy Statement, describes our executive compensation program and the compensation decisions that the Compensation and Management Development Committee and our Board of Directors made with respect to the 2012 compensation of our named executive officers (listed in the Summary Compensation Table). As required pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As we describe in our Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance and the goals set for each performance category support our long-range plans. In light of our strong performance in 2012, we believe that the compensation paid to our named executive officers was appropriate. Highlights of our 2012 performance include: our revenue, free cash flow and non-GAAP earnings per share (non-GAAP EPS) for 2012 exceeded the targets we set for our compensation programs; our 2012 revenue and non-GAAP EPS performance metrics, as adjusted in accordance with the 2012 Annual Cash Incentive Plan, each increased by 7-10% over the comparable 2011 adjusted performance metrics; and common stock price performance, a key determinant of payouts under our market stock units, increased 33% in 2012. In addition, to discourage excessive risk taking, we maintain policies for share ownership and recoupment of compensation, cap payments under our annual cash incentive plan, and require multi-year vesting of long-term incentive awards.

For these reasons, our Board of Directors is asking that stockholders support this proposal. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and the Compensation and Management Development Committee and our Board of Directors will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Our Board of Directors will hold a non-binding, advisory vote of our stockholders on the compensation of our named executive officers every year until the next required stockholder vote on the frequency of such advisory vote. The next stockholder vote on the frequency of such advisory vote currently is expected to be held at the 2017 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4 — REAPPROVAL OF PERFORMANCE GOALS UNDER

2008 PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN

In 2008, our Board of Directors adopted and our stockholders approved the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan (2008 Incentive Plan), including the list of performance goals and related provisions set forth in such plan for awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. This proposal does not seek any amendment of the existing provisions of, or performance goals contained within, the 2008 Incentive Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m) generally does not allow a publicly-held corporation to deduct from its U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its chief executive officer or other named executive officers (excluding the chief financial officer). Compensation above $1,000,000 may be deducted if, among other things, it is payable upon the attainment of performance goals whose material terms are approved by the company’s stockholders. If the company’s compensation committee retains discretion to select which performance goals will apply to a particular performance period, Section 162(m) requires that the material terms of such performance goals be reapproved by the company’s stockholders every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms is discussed below. Stockholder approval of this proposal is intended to constitute reapproval of the performance goals under the 2008 Incentive Plan for purposes of the approval requirements of Section 162(m).

The performance goals set forth in the 2008 Incentive Plan were last approved by our stockholders five years ago, and there have been no changes to that list of potential performance goals since that time. In order to continue to provide us with the ability to deduct the performance-based compensation that we structure to comply with Section 162(m) and we pay to our Chief Executive Officer and our other named executive officers (other than our Chief Financial Officer) for an additional five years, we are submitting the list of performance goals and related provisions under our 2008 Incentive Plan to our stockholders for reapproval.

Plan Information and Performance Goals

Under the 2008 Incentive Plan, the Compensation and Management Development Committee of our Board of Directors (Compensation and Management Development Committee) may grant performance awards to participants, the payment of which is determined by the achievement of one or more performance goals over a performance period. Participation in the 2008 Incentive Plan is limited to our executive officers and certain other key employees who are nominated by our Chief Executive Officer and approved by the Compensation and Management Development Committee. Currently, approximately ten (10) employees participate in the 2008 Incentive Plan. Payments made to a participant in any calendar year may not exceed (1) $6,000,000 for our Chief Executive Officer, (2) $3,000,000 for any other participant and (3) 225% of a participant’s target incentive award. Each performance period may be a minimum of six and a maximum of sixty consecutive months in length, as determined by the Compensation and Management Development Committee.

All awards under the 2008 Incentive Plan are intended to qualify as performance-based compensation under Section 162(m), and performance goals must be based on one or more objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trial or measurable research objectives. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Compensation and Management Development Committee may provide that one or more of the performance goals applicable to an award will be adjusted in an objectively determinable manner to reflect events (such as acquisitions or dispositions) occurring during the performance period that affect the applicable performance criteria. Before the vesting or payment of any award that is designed to be performance-based compensation under Section 162(m), the Compensation and Management Development Committee must determine that the applicable performance goals have been attained.

No incentive awards are paid unless the Compensation and Management Development Committee certifies in writing that the applicable performance criteria have been attained, and such determination will be final and conclusive. The Compensation and Management Development Committee has no discretion to increase the amount of a participant’s incentive award as determined under the applicable formula, but it may in its sole discretion reduce an incentive award otherwise payable to a participant, on the basis of Company and/or specific individual goals, which may be based on objective or nonobjective factors related to the Company’s and/or the participant’s performance.

For additional information about the 2008 Incentive Plan, we encourage you to review the entire text of the plan, a copy of which is attached as Appendix A to this Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND RELATED PROVISIONS UNDER THE 2008 PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL 5 — REAPPROVAL OF PERFORMANCE GOALS UNDER

2008 OMNIBUS EQUITY PLAN

In 2008, our Board of Directors adopted and our stockholders approved the Biogen Idec Inc. 2008 Omnibus Equity Plan (2008 Equity Plan), including the list of potential performance goals and related provisions set forth in such plan for awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. This proposal does not seek any amendment of the existing provisions of, or performance goals contained within, the 2008 Equity Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m) generally does not allow a publicly-held corporation to deduct from its U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its chief executive officer or other named executive officers (excluding its chief financial officer). Compensation above $1,000,000 may be deducted if, among other things, it is payable upon the attainment of performance goals whose material terms are approved by the company’s stockholders. If the company’s compensation committee retains discretion to select which performance goals will apply to a particular performance period, Section 162(m) requires that the material terms of such performance goals be reapproved by the company’s stockholders every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms is discussed below. Stockholder approval of this proposal is intended to constitute reapproval of the performance goals under the 2008 Equity Plan for purposes of the approval requirements of Section 162(m).

The performance goals set forth in the 2008 Equity Plan were last approved by our stockholders five years ago, and there have been no changes to that list of potential performance goals since that time. In order to continue to provide us with the ability to deduct the performance-based compensation that we structure to comply with Section 162(m) and we pay to our Chief Executive Officer and our other named executive officers (other than our Chief Financial Officer) for an additional five years, we are submitting the list of performance goals and related provisions under our 2008 Equity Plan to our stockholders for reapproval.

Plan Information and Performance Goals

Under the 2008 Equity Plan, the Compensation and Management Development Committee may grant stock options, restricted stock, restricted stock units and other stock-based awards to participants that vest based on the achievement of performance goals over a performance period, a specified period of continuous employment, or a combination of both. All awards under the 2008 Equity Plan are either performance-based and intended to comply with Section 162(m) or are awards that are not intended to comply with Section 162(m). The Compensation and Management Development Committee has the discretionary authority to determine the size of an award, whether it will be tied to meeting performance criteria and whether it will be settled in the form of stock and/or cash.

All of our regular employees (currently approximately 6,150 employees) are eligible to participate in the 2008 Equity Plan. In any calendar year, no participant may receive awards covering more than 1,500,000 shares in the aggregate, and for performance-vested awards that are settled in cash, no more than $12,000,000 may be paid to our Chief Executive Officer and no more than $5,000,000 may be paid to any other participant.

All awards under the 2008 Equity Plan that are intended to qualify as performance-based compensation under Section 162(m), must be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trial or measurable research objectives. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Compensation and Management Development Committee may provide that one or more of the performance goals applicable to an award will be adjusted in an objectively determinable manner to reflect events (such as acquisitions or dispositions) occurring during the performance period that affect the applicable performance criteria. Before the grant, exercisability, vesting, payment or full enjoyment of any award that is designed to be performance-based compensation under Section 162(m), the Compensation and Management Development Committee must determine that the applicable performance goals have been attained and such determination will be conclusive. If the performance criteria are not attained, no other award will be provided in substitution of the performance award with respect to which such performance criteria have not been met.

Other key terms and provisions of the 2008 Equity Plan include:

Shares Authorized:	15,000,000 shares of our common stock, plus shares of common stock that remained available for issuance under our 2005 Omnibus Equity Plan (2005 Plan) at the time the 2008 Equity Plan was approved and shares of common stock that were previously granted under the 2005 Equity Plan but are subsequently forfeited or cancelled after the date our 2008 Equity Plan was approved.

Award Types:

(1) Stock options and stock appreciation rights (“SARs”) with a term no longer than 10 years;

(2) Restricted stock and restricted stock units (“RSUs”); and

(3) Other stock-based awards, such as performance shares or units.

Share Fungibility Provisions:	Shares subject to options or SARs will count against the shares authorized as one (1) share. Shares subject to restricted stock or other full-value awards will count as one and one-half (1.5) shares.

Grant Price:	Our option exercise price and base value for SARs is set at the fair market value on the date of grant, which is the closing price of our stock on the date of grant.

Not Permitted:

Except as described below under “Adjustments,” the following are not permitted under the 2008 Equity Plan:

(1) Increasing the number of shares authorized under the 2008 Equity Plan;

(2) Granting stock options or SARs at a price below fair market value;

(3) Repricing of stock options or SARs;

(4) Changing the per-person share limits; or

(5) Reusing shares tendered by employees for stock option exercises or the payment of taxes.

Adjustments

The Compensation and Management Development Committee may make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2008 Equity Plan, including the individual limitations on awards, to reflect changes to our stock, such as stock dividends, stock splits, reverse stock splits, recapitalizations, distributions to stockholders other than stock or normal cash dividends, material changes in accounting practices, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the 2008 Equity Plan and to preserve the value of awards made under the 2008 Equity Plan.

Exercise of Stock Options and Stock Appreciation Rights

The exercise price of stock options and base value of SARs granted under the 2008 Equity Plan may not be less than the fair market value of our common stock on the date of grant, and the term may not be longer than 10 years. The Compensation and Management Development Committee determines at the time of grant when each award becomes exercisable, but the minimum vesting period for time-based awards must be equal increments over three years. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant or such other consideration, including a cashless exercise, or by a combination of these payment methods. We may require that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements. Similar provisions govern awards of SARs, which entitle the holder upon exercise to receive common stock or cash equal to the excess of the fair market value of the underlying shares on the date of exercise over the base value of the SAR.

Vesting of Restricted Stock

Awards of restricted stock and RSUs vest, and the related restrictions lapse, based on either the conclusion of a specified period of continuous employment or upon the satisfaction of pre-established performance conditions approved by the Compensation and Management Development Committee. For time-based awards, the minimum vesting period is in equal increments over three years.

Effect of Corporate Change in Control or Corporate Transaction

In the event of a specified corporate transaction or a change in control, as described below, the 2008 Equity Plan provides for various adjustments to outstanding awards depending upon the circumstances. These adjustments may include assumption and substitution of our awards by the acquirers, or cash payment of the value of the awards.

If the transaction is a corporate change in control, the exercisability or vesting of each outstanding award is automatically accelerated, and awards requiring exercise will remain exercisable for the balance of their original term. For this purpose, a corporate change in control generally means a sale of more than 50% of the voting power of our stock (other than in a merger) or a change in membership of a majority of the board of directors without the approval of the incumbent board.

If the transaction is a corporate transaction, certain participants designated by the Compensation and Management Development Committee who terminate employment for certain reasons within two years following the corporate transaction are eligible to receive accelerated vesting of their awards, and awards requiring exercise will generally remain exercisable for one year. In order to be eligible, the designated participants must have terminated employment as a result of an involuntary employment action within two years following the corporate transaction. A corporate transaction includes a consolidation, merger or similar transaction, a sale of substantially all of our assets or a liquidation or dissolution. In general, an involuntary employment action means that we have terminated the participant’s employment without cause or the participant has resigned because of a material reduction in authority, duties and responsibilities; a reduction in base pay or target bonus opportunity; or a relocation of the participant’s principal office by more than 100 miles round-trip.

Termination, Death and Retirement

Generally, unvested awards held prior to termination by reason of death or disability will vest upon death or disability, and awards requiring exercise generally will remain exercisable for one year. If a participant retires (defined as termination after age 55 with at least 10 years of service), a portion of the unvested awards will become vested, and awards requiring exercise generally will remain exercisable for three years. If a participant terminates for cause, all awards, whether vested or unvested, terminate immediately. If a participant terminates for reasons other than death, disability, retirement or for cause, upon termination unvested awards will terminate automatically and vested awards requiring exercise generally will remain exercisable for six months.

Administration

The Compensation and Management Development Committee administers the 2008 Equity Plan. It selects employees who shall receive awards, determine the number of shares, and establish the terms, conditions and other provisions of the awards. The Compensation and Management Development Committee may interpret the 2008 Equity Plan and establish, amend and rescind any rules relating to it. The Compensation and Management Development Committee may delegate all or part of its responsibilities to anyone it selects.

Amendments

Subject to certain limitations, the Compensation and Management Development Committee may amend, suspend or terminate the 2008 Equity Plan or any portion thereof at any time, subject to such stockholder approval as the Compensation and Management Development Committee determines to be necessary or advisable.

Federal Tax Effects

The following is a summary of the material U.S. federal income tax consequences generally applicable to us and to participants from the issuance and exercise of stock option awards to a U.S. employee. Note that there may be state, local, foreign and other taxes applicable to participants in the 2008 Equity Plan which are not described below.

The grant of a stock option does not result in taxable income to the option holder or in a tax deduction for us. An employee exercising an incentive stock option, or ISO, has no taxable income upon exercise for regular income tax purposes, but may be subject to the alternative minimum tax. We do not receive a tax deduction upon the exercise of an ISO. Upon the exercise of a nonqualified stock option, the employee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price (the spread at exercise), and a corresponding deduction is available to us.

An employee who disposes of shares acquired upon exercise of an ISO within one year following the date of exercise or within two years from the date of grant will have income, taxable at ordinary income rates, equal to the spread at exercise (or, with limited exceptions, to the gain on sale, if less), and a corresponding deduction will be available to us.

With limited exceptions, an ISO exercised more than three months following termination of the participant’s employment will be treated for tax purposes as a nonqualified stock option, as will ISOs granted to any employee to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the time of grant) in excess of $100,000.

New Plan Benefits

Future awards under the 2008 Equity Plan are discretionary and therefore, are undeterminable at this time.

For additional information about the 2008 Equity Plan, we encourage you to review the entire text of the plan, a copy of which is attached as Appendix B to this Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND RELATED PROVISIONS UNDER THE 2008 OMNIBUS EQUITY PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING

ADOPTION OF A SHARE RETENTION POLICY

We have been advised that the following non-binding stockholder proposal will be presented at the Annual Meeting. The text of the stockholder proposal and supporting statement appear as we received it, and we assume no responsibility for its content or accuracy. We will provide the name, address, and stock ownership (to our knowledge) of the proponent of the stockholder proposal promptly upon written or oral request. The proposal will be voted on at the Annual Meeting if the proponent, or a qualified representative, is present at the meeting and submits the proposal for a vote. Our statement in opposition follows the stockholder proposal.

Proposal 6 — Executives to Retain Significant Stock

Resolved: That shareholders urge the our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy before our Company’s next annual meeting. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the committee adopt a share retention percentage requirement of at least 25% of net after-tax shares.

The unified policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This provision on hedging transactions prevents a loophole which could make the entire proposal largely moot. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

It may be helpful to consider this proposal in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company “High Concern” in Executive Pay — $11 million for our CEO George Scangos.

GMI said we had discretionary elements in the determination of annual incentive pay for our highest paid executives, including an individual multiplier that may be as high as 225%. Discretionary elements can undermine the effectiveness of pay for performance. Additionally, regarding long-term incentive pay, our highest paid executives were eligible for cash-settled performance shares that were based on only one-year periods. Not only are one-year periods far short of long-term, but long-term cash did nothing to link executive performance with long-term shareholder value. To make matters worse, these performance shares relied on three of the exact same annual performance goals (revenue, earnings per share, free cash flow) used to determine annual awards, which means that our executives were being paid twice for the same goal. Furthermore, our highest paid executives were also eligible for market stock units that, once granted, simply vest over time.

Three directors each had 15 to 17 years long-tenure. Director independence erodes after 10-years. GMI said long-tenure could hinder director ability to provide effective oversight. Thus it may not be a surprise that Robert Pangia, with 15 years long-tenure, chaired our executive pay committee. Lynn Schenk, with 17 years long-tenure, chaired our nomination committee. A more independent perspective would be a priceless asset for our directors.

Please vote to protect shareholder value:

Executives To Retain Significant Stock — Proposal 6

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

Our Board of Directors believes that this proposal is unnecessary. Our existing share ownership guidelines already align the interests of our senior executives with those of our stockholders and focus appropriately on our long-term performance. While our Board of Directors supports alignment of executive and stockholder interests, it believes that this proposal does not strike a reasonable balance between appropriate alignment and executive recruitment and retention. Our Board of Directors believes that implementation of the proposal likely would be detrimental to Biogen Idec and our stockholders.

Our senior executives are already subject to share ownership requirements that appropriately align their interests with the long-term interests of our stockholders. Our existing share ownership guidelines require varying levels of ownership of Biogen Idec stock, depending on an individual’s position. Our Chief Executive Officer is required to own 75,000 shares, Executive Vice Presidents are required to own 10,000 shares, our Chief Accounting Officer is required to own 4,500 shares, our non-employee Chairman is required to own 10,000 shares and our non-employee directors are required to own 5,000 shares. Shares owned outright and, for our executive officers, unvested time-vested restricted stock units, are credited toward the share ownership requirements. Our policy also requires retention of vested shares for any executive officer who does not maintain share ownership at or above our policy requirements. Each officer or director is required to meet the applicable target ownership threshold within five years of election to the applicable position. Our share ownership guidelines were adopted by our Board of Directors to help further align the interests of our directors and executive officers with the long term interests of stockholders.

Our existing anti-hedging policy, which is set forth in our Code of Business Conduct and our Global Insider Trading Policy, further aligns the interests of our executives and directors with the long-term interests of our stockholders. Directors, officers, employees, consultants, contractors, as well as their immediate family members, are not permitted to engage in short-term or speculative transactions in Biogen Idec stock, such as short sales, puts, calls, hedging transactions, margin accounts or pledges. This policy ensures that our executives and directors bear the full economic risk and reward of stock ownership and complements the objectives of our share ownership guidelines.

The proposal fails to strike a reasonable balance between incentivizing desired management behaviors and permitting executives to manage their own financial affairs, and we do not believe it is an appropriate way to promote executive retention. The proposal would place unnecessary constraints on executives’ legitimate needs to diversify their holdings. Its “one-size-fits-all” approach could hinder our ability to attract and retain executive talent. For these and the other reasons discussed above, our Board of Directors believes that this proposal is not in the best interests of Biogen Idec or our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING ADOPTION OF A SHARE RETENTION POLICY.

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers (listed in the Summary Compensation Table);

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 15, 2013 (Ownership Date).

Name	Shares Owned (1)	Shares Subject to Options and Restricted Stock Units (2)	Total Number of Shares Beneficially Owned	Percentage of Outstanding Shares (3)
PRIMECAP Management Company (4) 225 South Lake Avenue, Suite 400 Pasadena CA 91101	23,835,526	—	23,835,526	10.0%
FMR LLC (5) 82 Devonshire Street Boston, MA 02109	23,263,262	—	23,263,262	9.8%
BlackRock, Inc. (6) 40 East 52nd Street New York, NY 10022	12,771,880	—	12,771,880	5.4%
Vanguard Chester Funds (7) 100 Vanguard Blvd. Malvern, PA 19355	11,964,100	—	11,964,100	5.0%
Paul J. Clancy	30,699	125,815	156,514	*
John G. Cox	17,093	17,379	34,472	*
Alexander J. Denner	2,900	42,995	45,895	*
Kenneth Di Pietro	1,440	—	1,440	*
Caroline D. Dorsa	11,143	39,590	50,733	*
Nancy L. Leaming	6,335	2,020	8,355	*
Richard C. Mulligan	—	42,995	42,995	*
Robert W. Pangia	16,578	35,270	51,848	*
Stelios Papadopoulos	12,930	2,020	14,950	*
Brian S. Posner	8,130	2,020	10,150	*
Eric K. Rowinsky	9,135	25,353	34,488	*
George A. Scangos (8)	41,808	—	41,808	*
Lynn Schenk (9)	10,000	2,020	12,020	*
Stephen A. Sherwin	635	36,325	36,960	*
Douglas E. Williams	8,939	—	8,939	*
William D. Young	26,859	4,040	30,899	*
Executive officers and directors as a group (21 persons) (10)	238,875	408,280	647,155	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)	The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person.

(2)	Includes options that will become exercisable and restricted stock units that will vest within 60 days of the Ownership Date.

(3)	The calculation of percentages is based upon 237,374,822 shares outstanding on the Ownership Date, plus for each of the individuals listed above the shares subject to options and restricted stock units reflected in the column under the heading “Shares Subject to Options and Restricted Stock Units.”

(4)	Based solely on information as of December 31, 2011 contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 13, 2012, which also indicates that it has sole voting power over 6,151,892 shares.

(5)	Based solely on information as of December 31, 2012 contained in a Schedule 13G/A filed with the SEC by FMR LLC, Edward C. Johnson III and Fidelity Management & Research Company on February 14, 2013, which also indicates that FMR LLC and Edward C. Johnson III each have sole dispositive power over 23,263,262 shares and FMR LLC has sole voting power over 433,413 shares.

(6)	Based solely on information as of December 31, 2012 contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 8, 2013.

(7)	Based solely on information as of December 31, 2012 contained in a Schedule 13G/A filed with the SEC by Vanguard Chester Funds — Vanguard Primecap Fund on February 14, 2013, which also indicates that it only has sole voting power over such shares.

(8)	Includes 10,756 shares held in a trust of which Dr. Scangos is a trustee.

(9)	Includes 7,100 shares held in a trust of which Ms. Schenk is a trustee.

(10)	Includes 17,856 shares held indirectly through trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and greater-than-ten-percent stockholders to file initial reports of ownership and changes of ownership of our common stock. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that during 2012 all such parties complied with all applicable filing requirements except for the following: Form 4 filed on February 14, 2012, due to administrative error, covering the vesting on February 9, 2012 of a restricted stock unit granted to Tony Kingsley. In addition, Robert W. Pangia filed a Form 4 on March 1, 2012 to report gifts of shares that should have been reported in prior years.

CORPORATE GOVERNANCE

Director Independence

Board of Directors.    All of our directors and nominees for director, other than Dr. Scangos, our Chief Executive Officer, satisfy the independence requirements of The NASDAQ Stock Market, Inc. (NASDAQ). In determining that Dr. Papadopoulos is independent, our Board of Directors considered that in August 2012 we entered into a collaboration agreement with Regulus Therapeutics Inc. to research biomarkers for multiple sclerosis. Dr. Papadopoulos is a director of Regulus Therapeutics, but he is not an executive officer or significant stockholder. Dr. Papadopoulos did not participate in our Board of Directors’ discussion and vote on the collaboration agreement with Regulus Therapeutics, and was not involved in the transaction on behalf of Regulus Therapeutics. In determining that Ms. Schenk is independent, our Board of Directors considered that we contributed $10,000 in 2012 for a corporate governance conference organized by a nonprofit organization with which Ms. Schenk was indirectly associated.

Committees.    The committees of our Board of Directors consist solely of independent directors, as defined by NASDAQ. The members of the Finance and Audit Committee also meet the additional SEC and NASDAQ independence and experience requirements applicable specifically to audit committee members. In addition, all of the members of the Compensation and Management Development Committee are non-employee directors within the meaning of the rules under Section 16 of the Securities Exchange Act and outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Leadership Structure.    We currently separate the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chairman, an independent director, presides at meetings of our Board of Directors, executive sessions of our independent directors and our annual meetings of stockholders. In addition, our Chairman sets the agenda for our Board of Directors meetings in collaboration with our Chief Executive Officer, recommends committee appointments and responsibilities in conjunction with the Corporate Governance Committee, and leads the process of evaluating our Chief Executive Officer. We believe that having an independent Chairman promotes a greater role for the independent directors in the oversight of the Company, including oversight of material risks facing the Company, encourages active participation by the independent directors in the work of our Board of Directors, enhances our Board of Directors’ role of representing stockholders’ interests, and improves our Board of Directors’ ability to supervise and evaluate our Chief Executive Officer and other executive officers.

Nominating Processes

The Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and reviewing candidates recommended by stockholders. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and supporting information to the Secretary, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493. Any such recommendation should include at a minimum the name(s) and address(es) of the stockholder(s) making the recommendation and appropriate biographical information for the proposed nominee(s). Candidates who are recommended by stockholders will be considered in the same manner as candidates from other sources. For all potential candidates, the Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed below in the subsection titled “Director Qualification Standards and Diversity.” Director nominations are recommended by the Corporate Governance Committee to our Board of Directors and must be approved by a majority of independent directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at an annual meeting of stockholders. In order to nominate a director candidate for election at an annual meeting of stockholders, a stockholder must give timely notice in writing to our Secretary at our principal executive offices and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received a stockholder’s notice not less than 90 days and not more than 120 days in advance of the first anniversary of the date our proxy statement was released to our stockholders in connection with the previous year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting of stockholders, we must receive a stockholder’s notice not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to such annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made. Information required by our Bylaws to be in the notice includes, among other things, the name, contact information and security ownership information for the candidate and the person making the nomination, any voting commitment by the candidate, whether the person making the nomination is part of a group that intends to deliver a proxy statement or solicit proxies, and other information about the proposed nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act and the related rules and regulations under that Section. The Corporate Governance Committee may also require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such proposed nominee to serve on our Board of Directors.

Annual Elections and Majority Voting

Our directors are elected annually to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Our directors must be elected by a majority of votes cast in uncontested elections, and by a plurality of votes cast in contested elections. In addition, following their appointment or election by stockholders to our Board of Directors, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which they face reelection and (2) acceptance of such resignation by our Board of Directors. If an incumbent director fails to receive the number of votes required for reelection, our Board of Directors (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s resignation taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause us to fail to meet any applicable listing standards or would violate state law. Our Board of Directors will promptly disclose its decision in a filing with the SEC.

Director Qualification Standards and Diversity

Our directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment. In accordance with our Corporate Governance Principles, we endeavor to have a Board of Directors that collectively represents diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology, and the international arena, and collectively has knowledge and expertise in the functional areas of accounting and finance, risk management and compliance, strategic and business planning, corporate governance, human resources, marketing and commercial, and research and development. Consistent with our Corporate Governance Principles, in selecting nominees to our Board of Directors, the Corporate Governance Committee considers the diversity of skills and experience that a potential nominee possesses and the extent to which such diversity would enhance the perspective, background, knowledge and experience of our Board of Directors as a whole. While the Corporate Governance Committee focuses on obtaining a diversity of professional expertise on our Board of Directors rather than a diversity of personal characteristics, it recognizes the desirability of gender, ethnic and racial diversity and considers it an additional benefit when a new director can also increase the personal diversity of our Board of Directors as a whole.

Our directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board of Directors for an extended period of time. We ask directors not to serve on more than six boards of public companies including ours. In addition, our Chief Executive Officer may not serve on more than two boards of directors of public companies in addition to ours.

Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Regular evaluations are an important determinant for continued tenure. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities or any circumstances that may adversely affect their ability to carry out their duties and responsibilities effectively. Our directors are also expected, but not required, to offer their resignation to our Board of Directors effective at the annual meeting of stockholders in the year of their 75th birthday.

Committees and Meetings

Our Board of Directors has four standing committees, which are described in the table below. The chair of each committee periodically reports to our Board of Directors about such committee’s deliberations and decisions. Each committee’s charter is posted on our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site. Also posted there are the Finance and Audit Committee Practices, which describe the key practices used by the Finance and Audit Committee in undertaking its functions and responsibilities, and our Corporate Governance Principles, which, together with our committee charters, provide the framework for our governance.

Committee	Function	Members	Meetings in 2012
Compensation and Management Development	Assists our Board of Directors with its oversight responsibility relating to compensation and management development, including recommending the compensation of our Chief Executive Officer to our Board of Directors for approval, approval of compensation for our other executive officers, administration of our equity and other management incentive plans, and oversight of our executive development programs (including senior level succession plans), and, together with the Corporate Governance Committee, recommending the compensation of our independent directors. The Compensation and Management Development Committee Report is set forth in the section titled “Executive Compensation and Related Information.”	Robert W. Pangia (Chair) Alexander J. Denner Eric K. Rowinsky Lynn Schenk	8

Corporate Governance	Assists our Board of Directors in assuring sound corporate governance practices, recommending qualified nominees to our Board of Directors and its committees, and, together with the Compensation and Management Development Committee, recommending the compensation of our independent directors.	Lynn Schenk (Chair) Alexander J. Denner Brian S. Posner Stephen A. Sherwin William D. Young	5

Committee	Function	Members	Meetings in 2012
Finance and Audit	Assists our Board of Directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function, our accounting and financial reporting processes, our capital structure and our financing and tax strategies. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The Finance and Audit Committee Report is set forth below.	Nancy L. Leaming (Chair)† Caroline D. Dorsa† Stelios Papadopoulos Brian S. Posner	9

Science and Technology	Assists our Board of Directors in its oversight of our key strategic decisions involving research and development matters and our intellectual property portfolio.	Stephen A. Sherwin (Chair) Richard C. Mulligan Stelios Papadopoulos Eric K. Rowinsky William D. Young	7

†	Determined by our Board of Directors to be an audit committee financial expert.

Our Board of Directors met 10 times in 2012. No current director attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which he or she served during 2012. Our independent directors are required to meet without management present twice each year. Independent directors may also meet without management present at such other times as determined by our Chairman, or if requested by at least two other directors. In 2012, our independent directors met without management present four times. In addition, we expect all of our directors and director nominees to attend our annual meetings of stockholders. All of our directors attended our 2012 annual meeting of stockholders.

Risk Oversight

Our Board of Directors provides oversight of material risks facing the Company. Our Board of Directors regularly receives information about our material strategic, operational, financial and compliance risks and management’s response to and mitigation of such risks. In addition, our risk management systems, including our internal and external auditing procedures, internal controls over financial reporting and corporate compliance programs, are designed in part to inform management and our Board of Directors about our material risks. As part of its risk oversight function, our Board of Directors also reviews our strategies for generating long-term value for our stockholders to ensure that such strategies will not motivate management to take excessive risks.

The committees of our Board of Directors help to oversee our material risks within their particular area of concern. Each committee meets regularly with management to ensure that management has properly identified relevant risks and is adequately monitoring, and where necessary taking appropriate action to mitigate, such risks. The Finance and Audit Committee meets regularly with our Chief Financial Officer, Chief Accounting Officer, Chief Audit Executive and representatives of our independent registered public accounting firm to assess the integrity of our financial reporting processes, internal controls and actions taken to monitor and control risks related to such matters. The Finance and Audit Committee also reviews our policies and internal procedures designed to promote compliance with laws and regulations, and meets regularly with our Chief Compliance Officer and Chief Legal Officer to assess the status of compliance activities and investigations. In addition, the Compensation and Management Development Committee oversees risks related to our compensation plans and arrangements, the Corporate Governance Committee oversees risks associated with director independence, conflicts of interest and other corporate governance matters, and the Science and Technology Committee oversees risks associated with our research and development programs and our intellectual property portfolio.

Compensation Risk Assessment

The Compensation Discussion and Analysis (CD&A) section of this Proxy Statement describes our compensation policies, programs and practices for our executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in the CD&A apply to all employees. Our long-term incentive program provides different forms of awards depending upon an employee’s level, but is otherwise consistent throughout the Company. We offer a limited number of cash incentive plans, with employees eligible for either our annual cash incentive plan or a sales incentive compensation plan; no employee is eligible to participate in more than one cash incentive plan at any time. Our annual cash incentive plan is consistent for all participants globally, with the same Company performance goals, payout curves and administrative provisions regardless of the participant’s job level, location or function in the Company. In the CD&A, we describe the risk-mitigation controls for our compensation programs, including the role of our Compensation and Management Development Committee to review and approve the design, goals and payouts under our annual cash incentive plan and long-term incentive program as well as approving each executive officer’s compensation. In addition, we have reviewed the processes, controls and design of our sales incentive compensation plans. Based on our assessment, we believe that our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Finance and Audit Committee Report

The Finance and Audit Committee’s role is to act on behalf of our Board of Directors in the oversight of all aspects of Biogen Idec’s financial reporting, internal control and audit functions. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The roles and responsibilities of the Finance and Audit Committee are set forth in the written charter adopted by our Board of Directors, which is posted on our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management the audited consolidated financial statements contained in Biogen Idec’s 2012 Annual Report on Form 10-K. The Finance and Audit Committee discussed with PricewaterhouseCoopers LLP, Biogen Idec’s independent registered public accounting firm, the overall scope and plans for the audit. The Finance and Audit Committee met with PricewaterhouseCoopers, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen Idec’s internal controls, the overall quality of Biogen Idec’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen Idec’s accounting, internal controls and financial reporting. The Finance and Audit Committee also discussed with representatives of Biogen Idec’s corporate internal audit staff their purpose and authority and their audit plan.

The Finance and Audit Committee also reviewed and discussed with PricewaterhouseCoopers the matters required to be discussed with the Finance and Audit Committee under generally accepted auditing standards (including Public Company Accounting Oversight Board — Auditing Standard No. 16). In addition, the Finance and Audit Committee discussed with PricewaterhouseCoopers the independence of PricewaterhouseCoopers from management and Biogen Idec, including the written disclosures and letter concerning independence received from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board. The Finance and Audit Committee has determined that the provision of non-audit services to Biogen Idec by PricewaterhouseCoopers is compatible with its independence.

During 2012, the Finance and Audit Committee provided oversight and advice to management in connection with Biogen Idec’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Finance and Audit Committee reviewed a report by management on the effectiveness of Biogen Idec’s internal control over financial reporting. The Finance and Audit Committee also reviewed PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Finance and Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

The Finance and Audit Committee of our Board of Directors:

Nancy L. Leaming (Chair)

Caroline D. Dorsa

Stelios Papadopoulos

Brian S. Posner

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation and Management Development Committee (which is referred to in this section of the Proxy Statement as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by our Board of Directors, which can be found at our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site.

Overview

Our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our executive compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. Here are the ways that we achieve those objectives in our programs:

•

We Emphasize Performance-Based Compensation.    Of the three principal elements of our executive compensation programs — salary, annual cash incentive, and long-term incentives — only base salary is not tied directly and meaningfully to company performance. Of the total compensation granted in 2012 to our named executive officers, more than 80% was based on Company or individual performance.

•

We Choose a Meaningful Peer Group.    We benchmark our executive compensation against a peer group composed of biotechnology and pharmaceutical companies that are representative of the companies against which we compete for talent while also considering such factors as size, business comparability and geographic scope of operations.

•

We Select Objective Performance Metrics.    Our annual cash incentive program is weighted heavily toward objective performance metrics — revenue, free cash flow, non-GAAP earnings per share (non-GAAP EPS), market share and progress in our product pipeline and lifecycle management — and is variable based on individual performance. Payouts under our long-term incentive program are based on revenue, free cash flow, non-GAAP EPS and/or common stock price performance. We believe that the use of transparent objective criteria provides a clear incentive to achieve pre-established, strategic performance goals and aligns the interests of our executives with our stockholders.

•

We Select the Right Performance Metrics.    We chose the objective performance metrics enumerated in the prior paragraph as our principal company performance metrics because we believe they drive value for our stockholders.

2012 Highlights

We believe our executive compensation programs are effectively designed and have worked well to implement a pay-for-performance culture that is aligned with the interests of our stockholders.

At the 2012 annual meeting of stockholders, on our “Say on Pay” proposal, 99% of the votes cast were in favor of the compensation of our named executive officers. The Committee considered this very positive support for our compensation programs and continued to make compensation decisions consistent with our stated executive compensation philosophy and objectives.

We have retained the same overall compensation programs for 2012 as we had during our 2011 fiscal year. We discuss our financial performance and other key events that occurred during 2012 in this “2012 Highlights” section.

•	Financial Performance. As noted above, revenue, free cash flow and non-GAAP EPS are the key financial performance measures that drive our compensation programs and our business. Our revenue,

free cash flow and non-GAAP EPS for 2012 exceeded the targets we set for our compensation programs. Our 2012 revenue, non-GAAP EPS and free cash flow performance metrics, as adjusted in accordance with the 2012 Annual Cash Incentive Plan, increased by 7-10% over the comparable 2011 adjusted performance metrics. Common stock price performance — a key determinant of payouts under our market stock units — increased 33% in 2012.

•

Product Pipeline.    We continued to prepare for potential product launches with submissions for marketing approval of TECFIDERATM in the United States and European Union and Factor IX in the United States, completed Phase 3 data readouts for Peg interferon, Factor VIII and Dexpramipexole, and advanced our product lifecycle management with an additional risk stratification update to the U.S. product label for TYSABRI®.

•

Our Executive Team.    We continued to strengthen and broaden our executive team with the addition of Kenneth DiPietro, who joined Biogen Idec as Executive Vice President, Human Resources in January 2012.

Independent Compensation Consultants

The Committee believes that independent advice is important in developing Biogen Idec’s executive compensation programs and currently engages Frederic W. Cook & Co., Inc. (Cook) as its independent compensation consultant. Cook reports directly to the Committee and provides guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of the Company’s compensation peer group and other matters as directed by the Committee. During 2012, the Company paid Cook approximately $200,081 in consulting fees directly related to these services. Cook does not provide any other services to Biogen Idec. The Committee assessed Cook’s independence in December 2012 in accordance with the principles set forth in its Charter and confirmed that the firm’s work has not raised any conflict of interest and that the firm is independent under the terms of its Charter.

Executive Compensation Philosophy and Objectives

Our compensation and benefits programs have been selected and designed to achieve the following objectives:

•	to align employees’ rewards with stockholders’ long-term interests;

•	to offer a total compensation opportunity that is competitive within our talent market;

•	to attract and retain superior talent who can perform and succeed in our demanding business environment;

•	to ensure that our top performers earn compensation rewards that is substantially greater than that received by others; and

•	to deliver pay in a manner that is cost-efficient and tax-efficient for the Company.

What are our compensation programs designed to reward?

Our compensation programs reward the achievement of financial, strategic and operational goals set by the Committee and our Board of Directors by paying compensation that is competitive with our peers if performance targets are met. Exceeding target performance will result in higher payouts, while falling short of target performance will result in lower or, in some cases, no payouts.

The performance goals we set for the Company as a whole and those we set for individual executives are consistent with our Board-approved business plan and include:

•	Financial — For 2012, our financial goals were revenue, free cash flow, non-GAAP EPS, and AVONEX® and TYSABRI market share targets.

•

Strategic — For 2012, our strategic goals were heavily weighted towards preparing for potential product launches and other product pipeline objectives, along with product lifecycle efforts relating to TYSABRI.

•

Operational — For 2012, our operational goals were generally measures of operational performance, such as our efficiency in decision-making and operational activities, and effective recruitment, development and retention of talented employees.

How does the Committee set the performance goals?

The annual goals we set for the Company and, in turn, our compensation programs are tied directly to the Company’s annual operating plan and support our long-range plan. In setting our annual goals, in addition to our internal forecasts, we consider analysts’ projections for our performance and the performance of our peers and broad economic and industry trends. We establish challenging targets that result in payouts at target levels only when Company performance warrants it. The Committee is responsible for reviewing and approving our annual Company goals, targets and levels of payout (e.g., threshold, target and maximum) and for reviewing and approving actual performance results at the end of the respective performance period.

Our executive officers’ (other than the CEO’s) individual goals for each year are discussed by the CEO with the Committee and are subject to the Committee’s approval. Our CEO’s individual goals are also approved by the Committee with input from the Chairman and the other independent directors. In setting and approving the performance goals for our executive officers and for the Company, the Committee considers the alignment to our business plan and the degree of difficulty of attainment and the potential for the goals to encourage inappropriate risk-taking. The Committee has determined that the structure and potential for achievement of these goals do not put our patients, investors or the Company at any material risk.

The Committee typically approves Company and individual performance goals in the first quarter of each year. Performance goals for 2012 were presented by the CEO and approved by the Committee in February 2012.

Compensation Program Elements and Pay Level Determination

What is each element of compensation and why is it paid?

The Committee determines the forms of compensation we provide and approves the targeted compensation competitiveness relative to our compensation peer group. The role and purpose for each element of compensation is as follows:

Element	Role and Purpose
Base Salary	Attract employees and recognize their skills and contributions in conducting our business.
Annual Cash Incentives	Attain annual Company and individual goals that support long-term value creation.
Long-term Incentives	Align employees’ interests with our stockholders’ long-term interests.
Achieve annual financial goals.
Promote employee retention and stock ownership, and focus employees on enhancing stockholder value.
Benefits	Promote health and wellness.
Provide financial protection in the event of disability or death.
Provide tax-favored ways for employees to save towards their retirement, and encourage savings through competitive matches to employees’ retirement savings.

Each year, the Committee reviews the design of its current compensation programs for its alignment with and support of our pay-for-performance objectives, efficiency and cost-effectiveness, and design and value relative to our peers’ practices and general trends. The Committee also discusses program design recommendations and approves changes to ensure that each compensation element and the overall program design are aligned with their intended role and purpose. While the Committee considers the general mix of the elements of our compensation programs, it does not target a specific mix of value for our compensation elements in either the program design or pay decisions.

To more closely tie executive officers’ compensation to the Company’s performance and to recognize their ability and obligation to affect that performance, the individual performance of our executive officers is taken into account in determining their annual compensation amounts. As a result, our executive officers have more variability in their compensation than do non-executives.

Our performance-based approach also creates a motivational aspect to our compensation programs, as base salaries, annual incentive payments and long-term incentive (LTI) awards are all differentiated based on each executive officer’s overall performance rating, and the value realized from LTI awards is based on our Company performance relative to financial goals and our common stock price performance.

What factors are considered in determining the target amounts of compensation?

The key factors the Committee considers in determining the amounts of compensation that we pay to our executive officers are:

•	External competitiveness — As discussed below, the Committee selects and references an appropriate peer group to ensure that the compensation opportunities we provide our executives are competitive.

•

Company performance — Financial performance targets are a key factor in determining payouts under our annual cash incentive program and our LTI program. In addition, strategic and operational objectives play a significant role in determining the degree of attainment of Company performance goals under our annual cash incentive program.

•

Individual performance — Executive officers’ performance against individual performance goals is a factor in setting base salary levels, determining payouts under our annual cash incentive program, and determining the grant date value of each executive officer’s LTI awards.

Each year, to prepare for base salary, annual cash incentives and LTI award decisions, our CEO discusses with the Committee his assessment of each executive officer’s performance during the prior year, other than his own. To understand external competitiveness of our executive officers’ compensation, our CEO and the Committee review a report prepared by Biogen Idec’s internal compensation group and reviewed by the Committee’s compensation consultant. The report compares the compensation of each executive officer other than our CEO relative to data for comparable positions at our peers, by compensation element. The data is drawn from compensation surveys and an analysis of our peers’ executive compensation disclosures.

Based on all of these factors, our CEO recommends to the Committee the compensation actions for each executive officer other than himself. The Committee considers all of the information presented, discusses the recommendations with our CEO and with Cook and applies its judgment to determine the forms and target compensation levels for each executive officer.

At the Committee’s request, Cook prepares a report on CEO pay, comparing the level of our CEO’s compensation to comparable positions at our peers, by compensation element. Using this data, the Committee recommends and the Board of Directors approves the forms and target levels of our CEO’s compensation.

The actual compensation awarded to each executive officer, including our CEO, may be above or below the targeted competitiveness for the position at any time depending principally on our CEO’s and the Committee’s subjective assessment of individual contributions made by the executive officer.

What external market peer group is used for compensation comparisons, and how is it established?

Each year, the Committee’s compensation consultant reviews our peer group for appropriateness, considering such factors as size (e.g., revenue and market capitalization), business comparability (e.g., research-based with multiple marketed products) and geographic scope of operations (e.g., global versus domestic-only presence). Our peer group is primarily composed of biotechnology and pharmaceutical companies, as we compete with companies in both of these sectors to hire and retain our executives, together with one life sciences tools and services company, Life Technologies, as it meets our size criteria, is in a similar industry code, and has been selected by proxy advisory firms as a comparator.

Our compensation decisions in February 2012, including base salary increases, target bonus opportunities under our annual cash incentive plan and annual long-term incentive grants were based on the following peer group.

Biotechnology Peers	Pharmaceutical Peers	Life Sciences Tools & Services
Amgen	Actavis*	Life Technologies
Celgene	Allergan
Gilead Sciences	Bristol-Myers Squibb
Eli Lilly
Endo Pharmaceuticals
Forest Laboratories
Mylan

*	Formerly Watson Pharmaceuticals

During 2012, after compensation decisions had been made for the year, Merck and Vertex Pharmaceuticals were added to our peer group as replacements for two prior peer companies (Cephalon and Genyzme) that had been acquired.

For each of our peers, we analyze the Compensation Discussion and Analysis and other data filed during the prior year to identify those named executive officers whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the compensation programs’ structure and design as well as the value of the compensation.

We also use the Towers Watson U.S. CDB Pharmaceutical Executive Compensation Database (Towers Watson) and the SIRS Executive Compensation Survey (SIRS) in analyzing the competitiveness of executives’ compensation. For purposes of data for our early 2012 compensation decision-making, all of our named peers except Mylan participated in the Towers Watson survey and all of our named peers except Bristol-Myers Squibb, Eli Lilly, Endo Pharmaceuticals and Mylan participated in the SIRS survey. Our analyses from these surveys are based on reports including only those companies that are in our peer group at the time we conduct our analyses. Benchmark compensation surveys are critical to assessing competitive practices and levels of compensation, as the data available in our peers’ public filings addresses only a limited number of our executive positions. We carefully selected these two benchmark compensation surveys based on the number of our peers that participate in the surveys, the number of positions reported by the surveys that are comparable to our executive positions and the standards under which the surveys are conducted, including data collection and analysis methodologies, provisions to ensure confidentiality, and quality assurance practices.

While the Towers Watson and SIRS benchmark compensation surveys both report LTI data, differences between the surveys in methodology and reporting result in LTI data that is not comparable between the sources. The Towers Watson survey, as compared to SIRS, has a higher proportion of our named peers as participants, and provides data on a more comparable set of benchmark positions. As a result, we relied on the Towers Watson survey for benchmark data for our 2012 LTI decisions for our executive-level positions, with the exception of our CEO, where we relied on data publicly reported by our named peers.

Description of the structure of each element of compensation

Base salaries are set based on individual performance, external competitiveness, retention and internal equity

We pay our executive officers a salary to provide a baseline level of compensation that is competitive with the external market and which reflects each executive’s past performance, experience, responsibilities and potential to contribute to our future success. While this subjective assessment of an executive officer’s contributions plays a role in determining that executive’s base salary, overall Company performance is not considered by the Committee when setting our base salaries. In recommending and determining individual base salaries, our CEO and the Committee consider the factors described above. Base salary increases from 2011 to 2012 for all of our named executive officers averaged 5.0% and ranged from 2.5% to 7.0%. These increases were approved by the Committee in February 2012 as part of our annual compensation planning process. The 2012 base salary for each of our named executive officers, including our CEO, was at or above the median of our peer group.

Annual cash incentives motivate our executive officers to meet and exceed our short-term goals

We maintain an annual cash incentive plan that rewards near-term financial, strategic and operational performance. Our annual incentive opportunities, which are expressed as a percentage of base salary, are targeted near the median of our peer group. The Committee reviews our annual target incentive opportunities each year to ensure they are competitive. For 2012, our target annual cash incentive opportunity as a percent of year-end base salary was 130% for our CEO (an increase from 125% in 2011) and was 55% for other named executive officers. The approved targets are at or below the median targets provided by our peers. The 2012 target total cash compensation (base salary plus annual cash incentives at target performance) for each of our named executive officers was at or below the median of our peer group.

The Committee approves all Company goals and payout curves for the annual cash incentive plan based on its review and discussion of our CEO’s recommendations.

For the 2012 Annual Cash Incentive Plan, we selected Company goals and assigned weights that reflected the Company’s established financial, strategic and operational objectives. In 2012, we assigned a total of 40% weight to financial and commercial market share goals, 50% to product development and launch, pipeline and lifecycle goals and 10% to organizational and cultural goals. These goals and weights reflected the importance of linking reward opportunities to both near-term results and our progress toward longer-term results, and aligned management incentives with the enhancement of long-term stockholder value.

We consistently set our financial performance targets based on the annual operating plan and long-range plan approved by our Board of Directors and with reference to analyst consensus for Biogen Idec revenue and non-GAAP EPS based on the most current analyst reports at the time we set our targets. The following table presents our targets relative to analyst consensus for the years 2010 through 2012.

	2010		2011		2012
(revenues in millions)	Revenue	Non- GAAP EPS	Revenue	Non- GAAP EPS	Revenue	Non- GAAP EPS
Wall Street Estimates
High	$4,800	$4.65	$4,971	$6.10	$5,507	$6.74
Average	$4,519	$4.44	$4,683	$5.67	$5,259	$6.32
Low	$4,257	$4.18	$4,444	$5.29	$5,025	$5.73
Biogen Idec Targets
Target	$4,707	$4.60	$4,849	$5.89	$5,384	$6.25
Biogen Idec Target vs. Wall Street Average	104%	104%	104%	104%	102%	99%

The following table shows the Company goals and weighting that the Committee set for the 2012 Annual Cash Incentive Plan and our degree of attainment of these goals.

2012 Annual Cash Incentive Plan Company Targets and Results

						Payout Factor for 2012 Plan Year
		Target Performance Range
Company Goals	Weight	Threshold	Target	Maximum	Results
Near-term Value Delivery
Revenue (1)	12%	$5,062M	$5,384M	$5,705M	$5,555M	126.7%
Earnings Per Share (2)	12%	$5.81	$6.25	$6.69	$6.49	127.5%
Free Cash Flow (3)	6%	$1,392M	$1,500M	$1,608M	$1,594M	143.6%
AVONEX Market Share	5%	n/a	26.9%	n/a	26.5%	98.5%
TYSABRI Market Share	5%	n/a	10.8%	n/a	10.1%	93.5%
Long-term Value Delivery
Product pipeline and lifecycle management	50%	We met or exceeded 8 of our 10 activities within this area, including filing submissions, trial completions, pipeline program decisions, and partnerships and collaborations. We partially met one of the remaining two activities, which was related to the Dexpramipexole trial readout and did not meet the timing of one of the filing submissions.				120.2%
Foundational
Build a sustainable company	10%	We exceeded our goals in enhancing our culture of excellence and achieving operational excellence as well as recruiting, retaining and developing world class talent.				125%
Weighted Company Performance Multiplier (4)*						128%
*Numbers	may not foot due to rounding

Notes to 2012 Annual Cash Incentive Plan Company Targets and Results Table

(1)	For purposes of the 2012 Annual Cash Incentive Plan, this performance metric is based on reported revenue adjusted as follows: Our reported revenue for 2012 was approximately $5,516M. For purposes of determining the annual cash incentive payout, we increased our reported revenue by approximately $38M due to the foreign exchange rate impact included in our reported revenue compared to our budgeted amount.

(2)	For purposes of the 2012 Annual Cash Incentive Plan, this performance metric is based on our publicly reported non-GAAP diluted EPS with further adjustments as follows: Our reported non-GAAP diluted EPS for 2012 was $6.53. For purposes of the 2012 Annual Cash Incentive Plan, we decreased non-GAAP diluted EPS by $0.048 per share to reflect our share repurchases made during the year.

(3)	For purposes of the 2012 Annual Cash Incentive Plan, this performance metric is based on our publicly reported non-GAAP net income adjusted for depreciation and amortization, capital expenditures and certain changes in working capital balances, stock-based compensation and other items appropriate to reflect the cash flows of our underlying business.

(4)	Based on the Committee’s overall performance assessment of the Company and in recognition of the unusually large cumulative volume of effort and activity required of the Company’s employees above and beyond that normally required, and the achievement of outstanding 2012 results including four Phase 3 trial completions, submitting applications for four marketing approvals and three initiatives to grow current marketed products, an additional credit of 7% was applied to the Company Performance Multiplier.

The plan provides for a range of payout from 0% to 150% for each Company goal and for the Company Multiplier as a whole, and from 0% to 225% for the Individual Multiplier. If either the Company Multiplier or the Individual Multiplier is 0%, there is no payout. The combined Company Multiplier and Individual Multiplier cannot exceed 225% for any named executive officer.

We determined the annual individual cash incentive payments for 2012 using the following calculation:

Company Multiplier x Individual Multiplier x Incentive Target (%) x Annual Base Salary

The Company Multiplier represents a percentage that for 2012 was the weighted average of the results of the Company goals under the 2012 Annual Cash Incentive Plan. The table above provides a detailed description of our performance against these goals. Based on these results and the Committee’s overall assessment of the Company’s performance, the Committee approved a 128% Company Multiplier for 2012.

The Individual Multiplier reflects each executive’s overall performance rating as part of our performance assessment process. Unlike our formulaic calculation of performance versus Company goals in determining the Company Multiplier, each named executive officer’s Individual Multiplier is based on a subjective evaluation of overall performance and consideration of the achievement of individual goals established at the beginning of the year. For 2012, our CEO recommended to the Committee an Individual Multiplier and bonus amount for each named executive officer other than himself based on his assessment of their individual contributions for the full year. The Committee considered all of the information presented, discussed our CEO’s recommendations with him and its consultant, and applied its judgment to determine the Individual Multiplier and bonus amount for each named executive officer. Our Board of Directors determined our CEO’s Individual Multiplier and bonus amount based on its assessment of his performance.

In its evaluation, the Committee assigned Individual Multipliers to our named executive officers of between 125% and 175% based on the following accomplishments during 2012:

George A. Scangos

•	Achieved $5.5B reported revenue, $6.49 reported non-GAAP EPS and $1.6B free cash flow versus targets of $5.4B, $6.25 and $1.5B, respectively.

•	Completed Phase 3 studies of Factor VIII, Factor IX, Peg interferon and Dexpramipexole, and rapidly filed for marketing approval of Factor IX, Factor VIII and TECFIDERA with the FDA.

•	Advanced growth initiatives for our marketed products:

-	Inclusion of anti-JCV antibody status as an additional PML risk stratification factor in the U.S. product label for TYSABRI

-	FDA approval of the AVONEX PEN®

-	New dose titration regimen for AVONEX

•

Worked with the R&D organization to further focus and rationalize early stage pipeline and strengthen it, including through the acquisition of Stromedix and multiple in-licensing transactions with Isis Pharmaceuticals.

•	Delivered significant shareholder returns (share price growth of +32.5% for 2012 and +174% since hire date).

Paul J. Clancy

•	Achieved $5.5B reported revenue, $6.49 reported non-GAAP EPS and $1.6B free cash flow versus targets of $5.4B, $6.25 and $1.5B, respectively.

•	Excelled in leading the Company in setting and achieving its financial goals.

•	Led excellent interaction with investors leading to transparent and trusted dialogue.

•	Drove our financial performance and acted as advocate for financial focus.

•	Contributed significantly and excellently on strategy and general business issues affecting the Company.

John G. Cox

•	Excelled in management of large and complex manufacturing organization.

•	Maintained excellence in manufacturing plant quality.

•	Prepared for potential launches of TECFIDERA and hemophilia products.

•	Completed successful startup of Denmark manufacturing facility.

Douglas E. Williams

•	Implemented transformation of R&D by changing direction of research.

•	Successfully managed challenging R&D collaborations.

•	Enhanced discipline and rigor with respect to R&D decision making process.

•	Excelled in leadership of senior R&D team.

•	Added new capabilities and talent to R&D functions.

Kenneth A. DiPietro

•	Initiated revamp of organization and human resource planning for executives that links people processes with the Company’s business strategy.

•	Led the transformation of operation of executive team to an even higher performing integrated leadership team.

•	Implemented core HR processes, flexible work programs and enhanced the work environment to progress a culture of excellence.

•	Enhanced talent and capabilities of the HR function.

In addition to the established goals, the Committee reviews on a qualitative basis each named executive officer’s other contributions and competencies that are not covered by the individual performance goals, as well as relative performance among our named executive officers.

Based on the Committee’s evaluation, and our Board of Directors’ evaluation for Dr. Scangos, it determined the 2012 Individual Multipliers as set forth in the following table.

Name	Salary as of 12/31/2012	Company Multiplier	Individual Multiplier	Bonus Target (% of Salary)		Bonus Payout
George A. Scangos	$1,300,000	128%	175%	130%	=	$3,785,600
Paul J. Clancy	$639,668	128%	135%	55%	=	$607,941
Douglas Williams	$661,500	128%	150%	55%	=	$698,544
John G. Cox	$556,200	128%	125%	55%	=	$489,456
Kenneth A. DiPietro	$550,000	128%	125%	55%	=	$445,667

Consistent with the design of our annual cash incentive plan, Mr. DiPietro’s annual cash incentive for 2012 was prorated from January 30, 2012, his first day of employment. The amounts in the above table may not foot due to rounding.

Long-term incentives align future earnings potential with Company performance and stockholders’ interests

All annual LTI awards granted to our executive officers and all executives at and above our vice president job level are performance-based. Our executive LTI program grants cash-settled performance shares and market stock units. We still grant time-based restricted stock units (RSUs) to executives, but only in lieu of cash-settled performance shares at the time of hire for executives who start employment after June 30th, as the performance period for cash-settled performance shares is substantially in progress at their time of hire.

Our LTI award grant values are differentiated based on individual performance, in accordance with established guidelines, as described in more detail below. Our long-term awards provide opportunities that align compensation earned with stockholders’ interests and Company performance. In addition, our LTI grants reinforce our goal to retain top talent through multi-year vesting requirements.

Our 2012 cash-settled performance share awards had a one-year performance period with the amount actually earned under these awards based on revenue (40%), non-GAAP EPS (40%) and free cash flow (20%) results versus goals. We selected these measures to reinforce the importance of achieving and exceeding our financial goals. If the targets were achieved, 100% of the granted cash-settled performance shares would be eligible to vest. However, if performance was below or above target, the number of cash-settled performance shares eligible to vest would be similarly below or above target, based on the level of performance we achieved.

For the 2012 LTI grant of cash-settled performance share awards, we used the same revenue, non-GAAP EPS and free cash flow goals as the 2012 Annual Cash Incentive Plan, but allowed a higher maximum payout (200%) for greater results. The following table shows the Company goals and weighting that the Committee set for our 2012 cash-settled performance shares and our degree of attainment of these goals.

		Target Performance Range				Payout Factor for 2012 Plan Year
Company Goals (1)	Weight	Threshold	Target	Maximum	Results
Revenue	40%	$5,062M	$5,384M	$5,866M	$5,555M	126.7%
Earnings Per Share	40%	$5.81	$6.25	$6.91	$6.49	127.5%
Free Cash Flow	20%	$1,392M	$1,500M	$1,662M	$1,594M	143.6%
Weighted Company Performance Multiplier (Numbers may not foot due to rounding)						130%

Notes to 2012 Cash-Settled Performance Shares Company Targets and Results Table

(1)	See Notes to 2012 Annual Cash Incentive Plan Company Targets and Results Table for definitions and adjustments related to these goals and results.

We attained 130% of these three goals combined, resulting in our executives earning 130% of the number of cash-settled performance shares originally granted to them at target. The 2012 cash-settled performance shares remain subject to service-based vesting over three years from the grant date, thereby supporting the Company’s employee retention objectives. These awards are also aligned to common stock price performance because the value an executive may earn with respect to these awards will be based on the 60-calendar day average closing common stock price through each applicable vesting date. Since these awards are settled in cash on each vesting date, and no shares are issued, they will not dilute stockholders’ equity.

Market stock units are restricted stock units with the number of units earned based on common stock price performance (measured as the then-current 60-calendar day average) between the date of grant and each of the four annual vesting dates. If the common stock price target is achieved, 100% of the market stock units will vest. However, if performance is below or above target, the market stock units that will vest will be similarly below or above target, based on the level of performance actually achieved. If performance on a vesting date is below the minimum threshold of 50% of the original 60-calendar day average, the portion scheduled to vest on that date is forfeited. The maximum payout for market stock units is set at 150% of the shares granted, and is earned when performance is at or above 150% of the original 60-calendar day average. This ties executive compensation over the four-year vesting period even more directly to our common stock price performance. At each vesting date, the earned awards are settled in shares of our stock.

For the 2012 LTI grants of market stock units, one-fourth became eligible to vest in February 2013 and the number of shares earned for that vesting was determined on the vesting date. For the market stock units that were eligible to vest in February 2013, our common stock price performance was 130% of target, so our executives received 130% of the target number of market stock units scheduled to vest at that time.

2012 LTI grant values reflected market practice and executive performance

We generally grant our LTI awards at the beginning of each year. Before approving our 2012 target LTI grant values, the Committee reviewed data on our market peers’ LTI grant values from the Towers Watson survey referred to above in the subsection titled “What external market peer group is used for compensation comparisons, and how is it established?” and publicly available data for LTI compensation expense and aggregate share usage among our peers. As a result of the review, the Committee did not make any changes to the target LTI grant values from 2011. The resulting target LTI grant values for our named executive officers for 2012 were at or below the median of the values granted by our market peers.

Our LTI grant guidelines significantly differentiate LTI grants based on individual performance and position level. As in prior years, our 2012 LTI grant guidelines were segmented by performance rating, ensuring that top performing employees receive larger grants than those with average performance. Specifically, our 2012 LTI grant guidelines for our middle-performing employees ranged from 80% to 110% of the target grant value and the guidelines for our highest-performing employees ranged from 150% to 225% of the target grant value. In 2012, we did not grant LTI to our lowest-performing employees. This approach allows us to meaningfully reward and effectively retain those employees who have the demonstrated potential to make the greatest contributions to our long-term success.

We have an established annual grant practice that follows the completion of our internal performance reviews as well as our external analyses that include a review of peer equity practices and the data from the Towers Watson survey described earlier. Since 2004, we have made our annual LTI grant in February of each year following our annual earnings release. The date of each annual LTI grant is the date on which the Committee approves the individual grants, with the exception of grants to our CEO for whom grants are awarded upon the date of approval of our Board of Directors. Other grants, such as those in connection with a new hire, are granted on the first trading day of the month following the date of hire.

Our annual LTI grants to our named executive officers in 2012 reflected their contributions to our results in 2011 and ranged from 106% to 171% of the target LTI grant value with an average of 142% of the target LTI grant value. The value that will be realized from the cash-settled performance share grants depends on our 2012 revenue and non-GAAP EPS performance (as described above) and our common stock price on each of the vesting dates. The value that will be realized from the market stock unit grants depends on our common stock price on each of the vesting dates. Our common stock price is influenced by the Company’s performance and external market factors.

Benefits

In addition to eligibility for the benefit programs provided to all employees (for example, our employee stock purchase plan and medical, dental, vision, life and disability insurance), we provide certain supplemental benefits to executives. These benefits include:

•

Life Insurance.    All of our U.S. executives, including our named executive officers, receive Company-paid term life insurance equal to three times annual base salary, up to a maximum benefit of $1,500,000.

Employees who are not executives receive Company-paid term life insurance equal to two times their annual base salary. The additional value of Company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for all of our employees. The cost of Company-paid life insurance in excess of a $50,000 insurance level is taxable income to U.S. employees and is not grossed up by the Company.

•

Tax Preparation, Financial and Estate Planning.    Our named executive officers, other than our CEO, are eligible for reimbursement of expenses incurred for tax preparation, financial and/or estate planning services, as well as the purchase of tax preparation and/or financial planning software, subject to annual expense limits of $7,500. Such reimbursements are taxable income to our executives and are not grossed up.

Retirement Plans

We maintain a Supplemental Savings Plan (SSP), which is a non-qualified deferred compensation plan covering our executive officers and other management employees in the U.S. We offer this plan as part of the retirement savings component of our benefits program. We designed the SSP to be competitive with the nonqualified deferred compensation plans offered by our peers. Details of the SSP are presented in the narrative preceding the 2012 Non-Qualified Deferred Compensation Table.

Post-termination Compensation and Benefits

We provide severance benefits to all of our executives if they are terminated without cause or in certain other instances following a corporate transaction or a change in control. The terms of these arrangements and the amounts payable under them are described below for each named executive officer in the subsection titled “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that some severance protection is necessary to help our executives maintain their focus when providing advice to the Company and making strategic decisions about a potential corporate transaction or change in control, and to demonstrate effective leadership in the closing and integration of approved transactions.

Share Ownership Guidelines

We maintain share ownership guidelines for our executive officers to strengthen the link our compensation programs create between our executives and our stockholders. Our current policy requires each executive officer to maintain share or share-equivalent holdings as shown in the following table:

Share Requirement
CEO	75,000
Executive Vice Presidents	10,000

Executive officers have five years from their initial election to meet the requirement. Shares owned outright and unvested time-vested restricted stock units are credited toward the share ownership requirement. The policy requires retention of vested shares for any executive officer who does not maintain share ownership at or above the policy requirements. All of our executive officers currently meet the share ownership requirement or are still within the five-year period to meet such requirement.

Recoupment of Compensation

We maintain policies to recover compensation from our employees who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the Company, violates our Code of Business Conduct, results in restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition and/or non-solicitation agreements. Our current annual cash incentive plan, the 2008 Performance-Based Management Incentive Plan, provides for the forfeiture and/or repayment of awards and our current long-term incentive plan, the 2008 Omnibus Equity Plan, also provides for the cancellation of LTI awards in these circumstances.

Insider Trading Policy Prohibitions

The Company maintains a Global Insider Trading Policy that prohibits its employees and directors from, among other things, engaging in hedging or derivative transactions with respect to the Company’s equity securities, purchasing Company stock on margin or pledging Company securities as collateral for a loan, or engaging in short sales of the Company’s securities.

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of qualifying performance-based compensation.

Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Committee and its consultant to preserve Section 162(m) tax deductibility of compensation payments. Changes to preserve tax-deductibility are adopted to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of the Company and our stockholders.

Amounts of base salary above $1 million are not deductible. Our annual cash incentive plan payouts in 2013 for our 2012 plan year and our 2012 grants of cash-settled performance shares and market stock units are designed to fall within the exception for qualifying performance-based compensation (and therefore to be tax-deductible compensation) under Section 162(m).

Compensation and Management Development Committee Report

The Compensation and Management Development Committee furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with Biogen Idec management. Based on this review and discussion, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by,

Robert W. Pangia (Chair)

Alexander J. Denner

Eric K. Rowinsky

Lynn Schenk

Summary Compensation Table

The following table shows the compensation paid to or earned by our named executive officers during the years ended December 31, 2012, December 31, 2011 and December 31, 2010, for the year(s) in which he or she was a named executive officer.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (1) (d)	Stock Awards ($) (2) (e)	Non-Equity Incentive Plan Compensation ($) (3) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4) (g)	All Other Compensation ($) (5) (h)	Total ($) (i)
George A. Scangos	2012	$1,294,231	$—	$7,955,654	$3,785,600	$38,787	$377,530	$13,451,802
Chief Executive Officer	2011	$1,242,308	$—	$7,235,199	$2,700,000	$6,016	$147,918	$11,331,441
	2010	$516,923	$500,000	$6,894,906	$1,207,094	$88	$288,590	$9,407,601
Paul J. Clancy	2012	$635,820	$—	$2,287,448	$607,941	$18,702	$141,584	$3,691,495
EVP and CFO	2011	$602,733	$—	$1,799,250	$450,193	$9,930	$83,540	$2,945,646
	2010	$572,808	$—	$1,406,234	$380,932	$7,598	$52,170	$2,419,742
John G. Cox	2012	$552,023	$—	$2,884,380	$489,456	$4,781	$131,814	$4,062,454
EVP, Pharmaceutical Operations & Technology	2011	$476,702	$—	$1,799,250	$463,320	$2,086	$139,817	$2,881,175
Douglas E. Williams	2012	$657,865	$—	$2,486,226	$698,544	$—	$121,023	$3,963,658
EVP, Research & Development	2011	$593,654	$250,000	$1,988,876	$456,221	$—	$89,904	$3,378,655
Kenneth A. DiPietro	2012	$486,539	$100,000	$1,803,653	$445,667	$11	$418,648	$3,254,518
EVP, Human Resources

Notes:

(1)	The amounts in column (d) for Messrs. Scangos, Williams and DiPietro reflect a one-time cash payment in connection with the commencement of their employment with the Company.

(2)	The amounts in column (e) reflect the grant date fair value for awards granted during 2012, 2011 and 2010. The amount in column (e) for Dr. Scangos for 2012 and 2011 represents market stock units (MSU) and cash-settled performance shares (CSPS) and for 2010 represents MSU and restricted stock units (RSU). The amounts in column (e) for all other named executive officers for 2012, 2011 and 2010 represent MSU and CSPS. The fair value for MSU grants are estimated as of the date of grant using a using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-40 in footnote 17 of our 2012 Annual Report on Form 10-K. The fair values for the MSU and CSPS granted in 2012 are based on target performance. The table below shows the target and maximum payouts possible for the 2012 stock awards based on the value at the date of grant and the payout ranges.

Executive Officer	Target Payout	Maximum Payout
Dr. Scangos	$7,955,654	$13,933,385
Mr. Clancy	$2,287,448	$4,006,149
Mr. Cox	$2,884,380	$5,051,645
Dr. Williams	$2,486,226	$4,354,249
Mr. DiPietro	$1,803,653	$3,155,354

(3)	The amounts in column (f) reflect actual bonuses paid under our annual cash incentive plan, which is discussed on page 36 of this Proxy Statement.

(4)	The amounts in column (g) reflect earnings in the Supplemental Savings Plan (SSP) that are in excess of 120% of the applicable federal long-term rate. The federal long-term rate for 2012 applied in this calculation is 3.15%, the federal long-term rate effective in January 2012 when the Fixed Rate Option (FRO) was established for 2012. The federal long-term rates for 2011 applied in this calculation is 4.57%, the federal long-term rate effective in January 2011 when the FRO was established for 2011. The federal long-term rates for 2010 applied in this calculation is 4.83%, the federal long-term rate effective in January 2010 when the FRO was established for 2010. A description of the SSP is presented in the narrative preceding the 2012 Non-Qualified Deferred Compensation Table.

(5)	The amounts in column (h) for 2012 reflect the following:

Executive Officer	Company Matching Contribution to 401(k) Plan Account	Company Contribution to SSP Account	Personal Financial and Tax Planning Reimbursement (6)	Value of Company- Paid Life Insurance Premiums	Other (7)
Dr. Scangos	$1,731	$374,845	$—	$954	$—
Mr. Clancy	$15,000	$125,427	$—	$1,157	$—
Mr. Cox	$15,000	$106,282	$9,540	$992	$—
Dr. Williams	$15,000	$93,214	$11,590	$1,202	$17
Mr. DiPietro	$15,000	$14,192	$—	$962	$388,494

(6)	Dr. Scangos is not eligible to participate in our personal financial and tax planning reimbursement program. The amount for Mr. Cox includes $4,000 for services performed and paid in December 2011, but reimbursed to Mr. Cox in 2012. The amount for Dr. Williams includes $4,090 for services performed and paid in December 2011, but were reimbursed to Dr. Williams in 2012.

(7)	The amounts for Mr. DiPietro reflect benefits under our executive relocation policy of $388,494. This amount includes a tax gross-up of $154,879. The amount for Dr. Williams reflects a tax gross up.

2012 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2012.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) (l)
Name (a)	Grant Date (b)	Notes	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
George A. Scangos	2/9/2012	(3)				15,028	30,055	45,083				$3,955,845
	2/9/2012	(4)				16,980	33,960	67,920				$3,999,809
	2/9/2012	(5)	$845,000	$1,690,000	$2,535,000
Paul J. Clancy	2/8/2012	(3)				4,255	8,510	12,765				$1,137,494
	2/8/2012	(4)				4,808	9,615	19,230				$1,149,954
	2/8/2012	(5)	$175,909	$351,817	$527,726
John G. Cox	2/8/2012	(3)				5,365	10,730	16,095				$1,434,230
	2/8/2012	(4)				6,063	12,125	24,250				$1,450,150
	2/8/2012	(5)	$152,955	$305,910	$458,865
Douglas E. Williams	2/8/2012	(3)				4,625	9,250	13,875				$1,236,406
	2/8/2012	(4)				5,225	10,450	20,900				$1,249,820
	2/8/2012	(5)	$181,913	$363,825	$545,738
Kenneth A. DiPietro	2/1/2012	(3)				3,285	6,570	9,855				$903,904
	2/1/2012	(4)				3,710	7,420	14,840				$899,749
	2/1/2012	(5)	$151,250	$302,500	$453,750

Notes:

(1)	Reflects the estimated future payouts for each named executive officer as of the grant date.

(2)	Represents the full grant date fair value as determined in accordance with accounting standards for stock compensation. The fair value for MSU grants are estimated as of the date of grant using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-40 in footnote 17 of our 2012 Annual Report on Form 10-K. The grant date fair value of cash-settled performance shares (CSPS) was determined by multiplying the target award by the fair market value of the Company’s common stock on the grant date.

(3)	These amounts relate to the annual grant of market stock units (MSU). These are performance stock units tied to the change in our stock price between the grant date and each of four annual vesting dates. The number of MSU earned will be determined on each vesting date. Columns (f), (g), and (h) represent the number of MSU earned at the threshold of 50%, target of 100%, and the maximum of 150%, respectively. The award becomes eligible to vest ratably over four years. These awards are described on page 40 of this Proxy Statement.

(4)	These amounts relate to the annual grant of cash-settled performance shares (CSPS). These are performance stock units tied to our 2012 financial performance and are subject to time-based vesting. The number of CSPS earned is determined in early 2013 based on actual 2012 revenue and earnings per share performance versus target, and will vest ratably over three years. These awards are settled in cash at vesting based on our then-current stock price. Columns (f), (g), and (h) represent the number of CSPS earned if the Company Multiplier were 50%, 100%, and 200%, respectively. These awards are described on page 40 of this Proxy Statement.

(5)	These amounts relate to the 2012 Annual Cash Incentive Plan. The amounts shown in column (d) represent the 2012 target payout amount based on the target incentive percentage applied to each named executive officer’s base salary as of December 31, 2012. For 2012, the bonus targets were 130% of salary for Dr. Scangos and 55% of salary for all other named executive officers. The amounts in columns (c), (d) and (e) assume that the named executive officer’s Individual Multiplier is 100%. Columns (c), (d), and (e) represent a payment if the Company Multiplier were 50%, 100% and 150%, respectively. The amount for Mr. DiPietro reflects annualized opportunities; Mr. DiPietro actual bonus for 2012 was prorated based on his hire date. Actual amounts paid to our named executive officers under this plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. This plan is described on page 36 of this Proxy Statement.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2012 for each of our named executive officers.

			Option Awards (1)					Stock Awards
Name (a)	Grant Date (b)	Notes	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price ($) (f)	Option Expiration Date (1) (g)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (h)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4) (j)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (k)
George A. Scangos	7/15/2010									42,678	$6,246,779
	7/15/2010	(2a)						21,055	$3,081,820
	2/10/2011	(2b)						43,427	$6,356,362
	2/10/2011									56,498	$8,269,539
	2/9/2012	(2b)						44,148	$6,461,943
	2/9/2012									45,083	$6,598,726
Paul J. Clancy	2/6/2006		10,990	—		$44.24	2/5/2016
	8/1/2006		6,000	—		$41.03	7/31/2016
	2/12/2007		18,100	—		$49.31	2/11/2017
	9/4/2007		20,000	—		$63.55	9/3/2017
	2/12/2008		43,940	—		$60.56	2/11/2018
	2/24/2009		20,088	6,697		$49.65	2/23/2019
	2/23/2010	(2b)						5,405	$791,130
	2/23/2010									8,561	$1,253,000
	2/9/2011	(2b)						10,817	$1,583,299
	2/9/2011									14,073	$2,059,865
	2/8/2012	(2b)						12,500	$1,829,552
	2/8/2012									12,765	$1,868,413
John G. Cox	11/1/2007		2,175	—		$72.87	10/31/2017
	2/12/2008		5,783	—		$60.56	2/11/2018
	2/24/2009		3,794	3,794		$49.65	2/23/2019
	2/23/2010	(2b)						3,281	$480,240
	2/23/2010									5,196	$760,539
	5/3/2010	(2a)						1,833	$268,296
	2/9/2011	(2b)						10,817	$1,583,299
	2/9/2011									14,073	$2,059,865
	2/8/2012	(2b)						15,763	$2,307,157
	2/8/2012									16,095	$2,355,825
Douglas E. Williams	2/1/2011	(2b)						12,114	$1,773,155
	2/1/2011									15,474	$2,264,929
	2/8/2012	(2b)						13,585	$1,988,436
	2/8/2012									13,875	$2,030,884
Kenneth A. DiPietro	2/1/2012	(2b)						9,646	$1,411,885
	2/1/2012									9,855	$1,442,476

Notes:

(1)	All stock option grants were granted with a ten-year term and remain exercisable through the end of the date noted. Stock option grants vest 25% over the first four anniversaries of grant unless otherwise noted.

(2) (a)	Time-vested restricted stock units (RSU) vest 33% on the first three anniversaries of grant, unless otherwise noted.

(b)	Cash-settled performance shares (CSPS) were granted in 2012, 2011 and 2010 and reflect the number earned based on our financial performance and December 31, 2012 stock price. The number earned vests ratably over three years and the cash payout will be based on our 60 calendar-day average stock price at vesting. These awards are described on page 40 of this Proxy Statement.

(3)	The market value of awards is based on the closing price of our stock on December 31, 2012 ($146.37), as reported by the NASDAQ Global Select Market.

(4)	Market stock units (MSU) were granted in 2012, 2011 and 2010. These are performance stock units tied to the change in our stock price between the dates of grant and vesting. The number granted is eligible to vest ratably over four years. The number and value shown in columns (j) and (k), respectively, reflect maximum performance results. These awards are described on page 40 of this Proxy Statement.

2012 Option Exercises and Stock Vested

Our executive officers must use pre-established trading plans to sell shares of Biogen Idec stock. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based LTI awards.

Our share ownership requirements for our named executive officers are described above in the subsection titled “Share Ownership Requirement.”

The following table shows information regarding option exercises and vesting of stock awards for each named executive officer during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name (1) (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (2) (c)	Number of Shares Acquired on Vesting (#) (3) (d)	Value Realized on Vesting ($) (4) (e)
George A. Scangos			82,941	$10,858,709
Paul J. Clancy	21,400	$1,434,913	26,467	$3,084,017
John G. Cox			21,598	$2,548,465
Douglas E. Williams			11,216	$1,315,060

Notes:

(1)	Mr. DiPietro did not have any awards that vested during 2012.

(2)	The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the option exercise price, multiplied by the number of shares acquired on each exercise.

(3)	Upon vesting, market stock units (MSU) and restricted stock units (RSU) were settled in shares. The number of actual shares acquired on vesting after shares were withheld to pay the minimum withholding of taxes were as follows:

Name	MSU	RSU
Dr. Scangos	24,266	12,275
Mr. Clancy	5,230	3,893
Mr. Cox	4,703	3,273
Dr. Williams	3,503	—

Upon vesting, the cash-settled performance shares (CSPS) were settled in cash. These terms of these awards are described on page 40 of this Proxy Statement.

(4)	The value realized for MSU and RSU are calculated as the closing price of the common stock of the Company on the vesting date, multiplied by the total number of shares that vested on such date. The value realized for CSPS is calculated using the 60 calendar-day average closing price of the common stock of the Company through the vesting date.

2012 Non-Qualified Deferred Compensation

Our Supplemental Savings Plan (SSP) covers our executive officers and other management employees in the U.S. The SSP replaced our prior deferred compensation plan as well as the Biogen, Inc. Voluntary Executive Supplemental Savings Plan. Employees whose base salary and annual cash incentives for the year exceed a specified limit ($250,000 in 2012) receive a Company-paid restoration match on the portion of their base salary, annual cash incentive and payments of cash-settled performance shares that exceeds this limit; the restoration match equals 6% of this excess compensation. The restoration match feature is intended to replace the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for the $250,000 limit imposed by Section 401(a)(17) of the Internal Revenue Code. In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual cash incentives, payments from cash-settled performance shares and their equity compensation to the SSP, and thereby defer income taxes on such amounts until distribution is made from the SSP. The Company does not match participants’ voluntary contributions to the SSP. Our SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the Company match provided under our 401(k) plan.

Notional SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These notional investment options include the mutual funds offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For contributions to the SSP fixed rate option in 2012, this rate of return is set at 6.25%. Contributions to the fixed rate option continue to earn at the rate of return that was in effect during the year of contribution. The excess of the interest rate paid on the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our named executive officers during 2012 is shown in the Summary Compensation Table. We fund the SSP liabilities through corporate owned life insurance (COLI) which we purchase with the written consent of SSP participants. We believe that the COLI policies will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the Company.

The following table shows a summary of all contributions to, earnings on and distributions received from the non-qualified deferred compensation plan for each of our named executive officers for the year ended December 31, 2012. The account balances as of year-end include all contributions and amounts earned by our named executive officers through the end of 2012 plus the contributions that the Company made in early 2013 based on earnings during 2012.

Name (a)	Executive Contributions in Last Fiscal Year (1) (2) ($) (b)	Company Contributions in Last Fiscal Year (3) ($) (c)	Aggregate Earnings in Last Fiscal Year (4) ($) (d)	Aggregate Distributions in Last Fiscal Year ($) (e)	Aggregate Balance at Last Fiscal Year-End (5) ($) (f)
George A. Scangos	$939,423	$374,845	$112,009	$—	$2,111,307
Paul J. Clancy	$—	$125,427	$32,695	$—	$541,435
John G. Cox	$900,306	$106,282	$86,918	$—	$1,453,286
Douglas E. Williams	$—	$93,214	$6	$—	$114,140
Kenneth A. DiPietro	$—	$14,192	$22	$—	$14,214

Notes:

(1)	The amounts in this column are also included in columns (c) and (f) of the Summary Compensation Table as non-qualified deferral of salary and non-qualified deferral of payments under the annual cash incentive plan, respectively.

(2)	The following table lists the compensation deferrals during 2011 by the named executive officers, as reported in the proxy statement for our 2012 annual meeting of stockholders.

Name	Amounts Previously Reported as Deferred During 2011
George A. Scangos	$486,359
John G. Cox	$194,685

(3)	The amounts in this column are also included in column (h) of the Summary Compensation Table as Company contributions to the Supplemental Savings Plan.

(4)	Earnings in excess of 120% of the applicable federal long-term rate are reported in column (g) of the Summary Compensation Table for Dr. Scangos ($38,787), Mr. Clancy ($18,702), Mr. Cox ($4,781) and Mr. DiPietro ($11). Dr. Williams did not have any portion of his account allocated to the fixed-rate option.

(5)	This column includes Company contributions and deferred compensation earned in prior years which was disclosed in the prior proxy statements.

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Plan

Our Executive Severance Policy and benefits refer to certain key terms. These terms are defined in our 2008 Omnibus Equity Plan and are summarized below:

•

Change in Control:    the acquisition by one or more persons of more than 50% of our outstanding stock, other than in connection with a merger or consolidation, or a change in a majority of our incumbent directors other than as approved by a majority of our current incumbent directors and directors they have elected or whose nomination they have approved.

•

Corporate Transaction:    a merger or consolidation other than one in which our stockholders acquire or retain 50% or more of the voting power of the surviving corporation, or a liquidation, dissolution or sale of all or substantially all of the assets of Biogen Idec.

•

Involuntary Employment Action:    following a change in control or corporate transaction, a termination by the Company without cause or a resignation by the employee because of material reduction in his or her authority, duties and responsibilities, a reduction in his or her base pay or target bonus opportunity or a relocation of his or her principal office by more than 100 miles round-trip.

Arrangements for Messrs. Clancy, Cox, Williams and DiPietro

Messrs. Clancy, Cox, Williams and DiPietro participate in executive severance plans under which they are eligible to receive the following benefits:

•

In the event of a termination other than for cause (as defined in our 2008 Omnibus Equity Plan) and other than for reason of the executive’s death or disability, a lump sum severance payment equal to a minimum of nine months’ of the named executive officer’s then annual base salary and target annual cash incentive, with an additional two and one-half months for each full year of service to a maximum benefit of 21 months (with that number of months referred to as the “severance period”).

•

If, within two years following a corporate transaction or a change in control, the named executive officer experiences an involuntary employment action, a lump sum severance payment equal to two times the named executive officer’s then annual base salary plus target annual cash incentive. This payment is in lieu of any payment in the preceding paragraph.

The payment of these severance benefits is conditioned upon execution of an irrevocable release in favor of the Company. These executive severance arrangements do not pay severance upon a termination for cause, voluntary retirement or upon death or disability.

Our annual cash incentive plan provides for a prorated target bonus payment for terminations due to the death or disability of the participant, and for terminations arising from an involuntary employment action. As the annual cash incentive plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, this amount is not included in the Potential Post-Termination Payments Table.

In any case where severance is payable under the plan, our named executive officers would also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance period or the date the executive becomes eligible to participate in another employer’s medical and dental insurance plans. These named executive officers are also provided up to nine months of executive-level outplacement services at our cost.

Dr. Scangos’ Arrangements

Dr. Scangos’ employment agreement provides that if his employment is terminated by the Company without cause or if he terminates his employment for good reason (as defined in his employment agreement), then he will be entitled to a lump sum payment of cash severance in the amount of two times his annual base salary and target annual cash bonus. Dr. Scangos would also receive continuation of medical and dental benefits until the earlier of 24 months following the date his employment terminates or the date upon which he becomes eligible to receive substantially comparable benefits through another employer. In addition, he would be entitled to receive a pro rata portion of his annual cash bonus in the year such termination occurs based on actual performance or, in the event of a termination within two years following a change in control, the target annual cash bonus. Dr. Scangos would also be provided up to nine months of executive-level outplacement services at our cost.

Further, under Dr. Scangos’ employment agreement, if Dr. Scangos retires at or after age 65, his outstanding and unvested restricted and market stock units and cash settled performance shares will continue to vest as if he had remained employed by the Company.

Excise Tax Provisions

Before June 2009, we maintained an excise tax gross-up policy for all of our executives, including our named executive officers. Under this policy, if payments to these executive officers in the event of a corporate transaction or corporate change in control were subject to excise tax under Internal Revenue Code Section 4999, we would pay the executive officer an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount (280G tax gross-up), so that the executive officer realized the full intended benefit.

In June 2009, we changed our excise tax gross-up policy so that newly-hired executives are not eligible for any 280G tax gross-up but may elect to have severance payments reduced to an amount that will not be subject to excise tax. Consistent with this policy, Messrs. Scangos, Williams and DiPietro are not eligible for a 280G tax gross-up. As they were already eligible for this benefit prior to June 2009, Messrs. Clancy and Cox remain eligible for a 280G tax gross-up.

Awards Under Equity Plans

Under the provisions of our equity plans, if a change in control occurs, all outstanding options and stock awards under our equity plans become fully exercisable or vested, as the case may be, and options will remain exercisable until the original option expiration date.

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and an executive officer’s employment is terminated in an involuntary employment action within two years following the corporate transaction, the equity awards that are assumed will become fully vested and, if applicable, exercisable. Under our equity plans, any assumed awards that become vested will remain exercisable through the earlier of twelve months from the termination date or the original option expiration date.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen Idec after reaching age 55 with at least ten years of service, each then outstanding equity award not yet vested or exercisable will become immediately vested or exercisable upon such termination at a rate of 50% of the shares unvested at the time of retirement plus an additional 10% of the shares for each full year of service beyond ten years of service. Options vested under these provisions remain exercisable for 36 months from retirement or until the original option expiration date, if sooner. None of our named executive officers were eligible for potential payments under this retirement provision at December 31, 2012.

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each named executive officer under various termination events. The table assumes that the event occurred on December 31, 2012 and the calculations use the closing price of our common stock on December 31, 2012, which was $146.37 per share.

Name and Payment Elements (1) (a)	Retirement (2) (b)	Involuntary by the Company Without Cause and Not Following a Corporate Transaction or Change in Control (c)	Employment Action Following a Corporate Transaction or Change in Control (d)
George A. Scangos
Cash Compensation
Severance		$5,980,000	$5,980,000
Equity Awards
Options			$—
Performance & Time-Based Restricted Stock Units			$36,028,184
Benefits and Perquisites
Medical, Dental and Vision		$26,503	$26,503
Outplacement		$14,000	$14,000
Total		$6,020,503	$42,048,687
Paul J. Clancy
Cash Compensation
Severance		$1,735,099	$1,982,971
Equity Awards
Options			$647,734
Performance & Time-Based Restricted Stock Units			$9,106,725
Benefits and Perquisites
Medical, Dental and Vision		$33,856	$38,693
Outplacement		$14,000	$14,000
280G Tax Gross-Up			$1,023,437
Total		$1,782,955	$12,813,560
John G. Cox
Cash Compensation
Severance		$1,508,693	$1,724,220
Equity Awards
Options			$366,956
Performance & Time-Based Restricted Stock Units			$9,464,025
Benefits and Perquisites
Medical, Dental and Vision		$33,856	$38,693
Outplacement		$14,000	$14,000
280G Tax Gross-Up			$1,118,360
Total		$1,556,549	$12,726,254
Douglas E. Williams
Cash Compensation
Severance		$982,603	$2,050,650
Equity Awards
Options			$—
Performance & Time-Based Restricted Stock Units			$7,754,650
Benefits and Perquisites
Medical, Dental and Vision		$18,540	$38,693
Outplacement		$14,000	$14,000
Total		$1,015,143	$9,857,993
Kenneth A. DiPietro
Cash Compensation
Severance		$639,375	$1,705,000
Equity Awards
Options			$—
Performance & Time-Based Restricted Stock Units			$2,652,275
Benefits and Perquisites
Medical, Dental and Vision		$13,084	$34,891
Outplacement		$14,000	$14,000
Total		$666,459	$4,406,166

(1)	This table excludes payments under our annual cash incentive plan which would have been earned based on employment on December 31, 2012. In the event of an executive’s death or disability, the value of the accelerated stock options and restricted stock units would be as shown in column (d).

(2)	None of our named executive officers were eligible for potential payments upon retirement at December 31, 2012.

Director Compensation

This section describes our compensation program for our non-employee directors and shows the compensation paid to or earned by our non-employee directors during 2012.

Dr. Scangos receives no compensation for his service on our Board of Directors. The following table presents the retainers and fees for all non-employee members of our Board of Directors in effect during 2012:

Retainers
Annual Board Retainer	$50,000
Annual Retainers (in addition to Annual Board Retainer):
Independent Chairman of the Board	$60,000
Finance and Audit Committee Chair	$20,000
Compensation and Management Development Committee Chair	$15,000
Corporate Governance Committee Chair	$15,000
Science and Technology Committee Chair	$15,000
Finance and Audit Committee Member (other than Chair)	$5,000

Fees
Board of Directors Meetings (per meeting day):
In-person attendance	$2,500
Telephonic attendance	$1,500
Committee Meetings (per meeting)	$1,500

Our non-employee directors are also eligible to be paid a fee of $1,000 for each full day of service to the Company other than in connection with meetings of our Board of Directors or its committees.

Our directors may defer all or part of their cash and equity compensation under our Voluntary Board of Directors Savings Plan, which is similar to our Supplemental Savings Plan described in the narrative preceding the 2012 Non-Qualified Deferred Compensation Table, but without any Company matching features. If directors choose to defer compensation, the plan periodically will credit their accounts with amounts of deemed investment results as if their deferred compensation was invested in notional investments selected by the director or a default investment if the director does not make a selection. These notional investment options include the mutual funds available under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For director contributions to the fixed rate option in 2012, this rate of return is set at 6.25%. Contributions to the fixed rate option continue to be credited with the rate of return that was in effect during the year of contribution.

Directors are also reimbursed for actual expenses incurred in attending meetings of our Board of Directors and its committees, as well as service to our Board of Directors unrelated to such meetings.

Awards Under Our Non-Employee Directors Equity Plan

Our 2006 Non-Employee Directors Equity Plan was approved by stockholders at the 2006 annual meeting of stockholders, and approved in amended form at the 2010 annual meeting of stockholders.

General provisions of the plan.    Non-employee directors receive grants effective with the date of each annual meeting of stockholders (or a pro rata grant upon election other than at an annual meeting of stockholders), up to an annual maximum of 17,500 shares of our common stock (or 30,000 shares for the independent Chairman of the Board). Annual grants vest on the one-year anniversary of the date of grant or over a longer period in the discretion of the Compensation Committee.

Grants to directors are recommended by both the Compensation Committee and the Corporate Governance Committee, and approved by our Board of Directors, with the independent Chairman recused from discussion and voting upon his awards.

Grants During 2012.    In June 2012, the Compensation Committee and the Corporate Governance Committee recommended, and our Board of Directors approved annual grants to non-employee directors with a grant date fair value of $270,000 for each director and an additional grant of $270,000 for the independent Chairman. While the grant date fair values were above the median of our named peer group, our cash compensation for directors is below the median of that same group of named peers. The June 2012 annual grants were awarded in the form of restricted stock units vesting in full on the first anniversary of the grant date.

Awards granted under the 2006 Non-Employee Directors Equity Plan will be subject to accelerated vesting upon termination of the directors’ service by reason of death, disability, retirement and change in control (as such terms are defined in the plan). In addition, director awards will become fully vested upon an involuntary termination of Board of Directors service within two years following certain mergers or other corporate transactions, as defined in the plan.

Our directors must use pre-established trading plans to sell shares of Biogen Idec stock. Trading plans may only be entered into when the director is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our directors to have an opportunity to realize the value intended by the Company in granting equity-based awards.

We maintain share ownership guidelines for our non-employee directors. These guidelines provide that each director other than the independent Chairman is required to own 5,000 shares of Biogen Idec stock within five years following his or her initial election. Under the guidelines, the independent Chairman is required to own 10,000 shares of Biogen Idec stock within five years following his or her election as independent Chairman. All of our non-employee directors currently meet or are on track to meet the share ownership requirement within the applicable five year period.

2012 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2) (d)	All Other Compensation ($) (3) (e)	Total ($) (f)
Alexander J. Denner	$95,500	$269,710	$—	$—	$365,210
Caroline D. Dorsa	$96,000	$269,710	$—	$—	$365,710
Nancy L. Leaming	$102,000	$269,710	$—	$—	$371,710
Richard C. Mulligan	$89,500	$269,710	$—	$—	$359,210
Robert W. Pangia	$105,000	$269,710	$31,657	$—	$406,367
Stelios Papadopoulos	$109,500	$269,710	$—	$—	$379,210
Brian S. Posner	$102,500	$269,710	$—	$—	$372,210
Eric K. Rowinsky	$101,500	$269,710	$—	$—	$371,210
Lynn Schenk	$106,000	$269,710	$—	$—	$375,710
Stephen A. Sherwin	$112,000	$269,710	$—	$—	$381,710
William D. Young	$158,500	$539,421	$—	$—	$697,921

Notes:

(1)	Grant date fair value of 2012 annual time-vested restricted stock unit (RSU) grants to non-employee directors, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in shares on the first anniversary of the grant date. Grant date fair values were determined by multiplying the number of RSUs granted by the fair market value of the Company’s common stock on the relevant grant date.

(2)	The amounts in column (d) represent earnings in the Voluntary Board of Directors Savings Plan that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rate for 2012 applied in this calculation is 3.15%, the federal long-term rate effective in January 2012 when the Fixed Rate Option (FRO) was established for 2012. Only Mr. Pangia has deferred compensation allocated to the FRO.

(3)	No disclosure is required in this column because the values of perquisites or other personal benefits provided to each non-employee director does not exceed $10,000.

Director Equity Outstanding at 2012 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2012 for each of the directors serving during 2012.

	Options Awards (1)		Stock Awards (2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Excercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Number of Shares or Units of Stock That Have Not Vested (#) (d)
Alexander J. Denner	40,975	—	2,020
Caroline D. Dorsa	25,904	11,666	2,020
Nancy L. Leaming	—	—	2,020
Richard C. Mulligan	40,975	—	2,020
Robert W. Pangia	35,750	—	2,020
Stelios Papadopoulos	46,675	—	2,020
Brian S. Posner	—	—	2,020
Eric K. Rowinsky	11,667	11,666	2,020
Lynn Schenk	—	—	2,020
Stephen A. Sherwin	24,659	11,666	2,020
William D. Young	—	—	4,040

Notes:

(1)	All stock options were granted with a ten-year term. Stock options granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant date.

(2)	Restricted stock units granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct, Corporate Governance Principles and Conflict of Interest Policy set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules. Our Code of Business Conduct and Corporate Governance Principles are posted on our website, www.biogenidec.com, under the “Corporate Governance” subsection of the “About Us” section of the site. In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen Idec, the Finance and Audit Committee must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a transaction with a related person, among the factors the Finance and Audit Committee may consider (as applicable) are: the business reasons for entering into the transaction; the size of the transaction and the nature of the related person’s interest in the transaction; whether the transaction terms are as favorable to us as they would be to an unaffiliated third party; whether the transaction terms are more favorable to the related person than they would be to an unaffiliated third party; the availability of alternative sources for comparable products, services or other benefits; whether the transaction would impair the independence or judgment of the related person in the performance of his or her duties to us; for non-employee directors, whether the transaction would be consistent with NASDAQ’s requirements for independent directors; whether the transaction is consistent with our Conflict of Interest Policy which prohibits related persons and others from having a financial interest in any competitor, customer, vendor or supplier of ours; the related person’s role in arranging the transaction; the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and any other factors that the Finance and Audit Committee deems appropriate. In addition, certain transactions involving Biogen Idec that are deemed not to give rise to a direct or indirect material interest by a related person have standing pre-approval from the Finance and Audit Committee.

There are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules. Indeed, our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their Company roles.

Indemnification

We indemnify our directors and executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is required under our Bylaws and we have also entered into separate agreements with each of our directors and executive officers to provide such indemnification.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 about:

•	the number of shares of common stock subject to issuance upon exercise of outstanding options and vesting of restricted stock units under plans adopted and assumed by us;

•	the weighted-average exercise price of outstanding options under plans adopted and assumed by us; and

•

the number of shares of common stock available for future issuance under our active plans: the 2008 Omnibus Equity Plan, the 2006 Non-Employee Directors Equity Plan and the 1995 Employee Stock Purchase Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1) (a)	Weighted-average Exercise Price of Outstanding Options and Rights (2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (3) (c)
Equity compensation plans approved by stockholders	4,292,575	$54.48	13,017,996
Equity compensation plans not approved by stockholders	—	—	—
Total	4,292,575	$54.48	13,017,996

(1)	In connection with the merger of Biogen, Inc. with a subsidiary of IDEC Pharmaceuticals Corporation, we assumed all of Biogen, Inc.’s then outstanding options. On an as-converted basis, as of December 31, 2012, the options that we assumed from Biogen, Inc. consist of outstanding options to purchase 1,921 shares of common stock under the Biogen, Inc. 1987 Scientific Board Stock Option Plan with a weighted average exercise price of $32.47.

(2)	The weighted-average exercise price includes all outstanding stock options, including the as-converted Biogen, Inc. options described in footnote 1, but does not include restricted stock units which do not have an exercise price. If the restricted stock units were included in this calculation, the weighted average exercise price would be $11.51. The total number of restricted stock units included in column (a) is 3,385,692.

(3)	Of these shares, (1) 9,665,242 remain available for future issuance under our 2008 Omnibus Equity Plan, (2) 782,443 remain available for future issuance under our 2006 Non-Employee Directors Equity Plan and (3) 2,570,311 remain available under our 1995 Employee Stock Purchase Plan, in each case as of December 31, 2012. In addition to shares issuable upon the exercise of options or rights, the shares under our 2008 Omnibus Equity Plan and our 2006 Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

MISCELLANEOUS

Stockholder Proposals

Stockholder proposals submitted pursuant to Securities Exchange Act Rule 14a-8 and intended to be presented at our 2014 annual meeting of stockholders must be received by our Secretary no later than December 31, 2013 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal submitted outside the processes of Rule 14a-8 and not for inclusion in our proxy statement for the 2014 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days and not more than 120 days in advance of the first anniversary of the date this Proxy Statement was released to our stockholders in connection with the Annual Meeting. However, if the date of the 2014 annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, we must receive the stockholder’s notice not earlier than the close of business on the 120th day before the 2014 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day before the 2014 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2014 annual meeting of stockholders is first made.

All stockholder proposals for our 2014 annual meeting of stockholders should be sent to the Secretary, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 464-2442. However, stockholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to the Secretary, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493. Communications addressed in this manner will be forwarded directly to the Board of Directors or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation and Management Development Committee Report, the Finance and Audit Committee Report, the content of www.biogenidec.com, including the charters of the committees of our Board of Directors, Corporate Governance Principles, Finance and Audit Committee Practices and Code of Business Conduct, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents without charge to you if you write or call Investor Relations, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493, (781) 464-2442. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

Biogen Idec pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may contact you in person, by telephone or by email or other electronic means. None of our directors, officers or employees will receive additional compensation for soliciting you. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock.

APPENDIX A

BIOGEN IDEC INC.

2008 PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN

1. Purpose

This 2008 Performance-Based Management Incentive Plan (the “Plan”) is established by Biogen Idec Inc. (the “Company”) to attract and retain persons of outstanding abilities and to stimulate efforts to bring about exceptional operating performance and reward the individuals who contribute to this performance. This Plan supersedes and replaces any performance-based management incentive plan previously adopted by the Company or its predecessors.

The Plan is intended to support establishment of goals and objectives by management and generally should be aligned with the goals reflected in the approved annual or longer range plans of the Company.

Incentive awards paid under the Plan are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Basic Concepts

Award programs under the Plan shall be developed under the following basic concepts:

A. The identification in advance of performance periods, which may be a minimum of six (6) and a maximum of sixty (60) consecutive months in length. Because multiple awards may be granted to an employee under the Plan, performance periods need not be sequential and may occur simultaneously.

B. With respect to each performance period, the determination in advance of (i) eligible Participants, (ii) target incentive awards, (iii) one or more applicable objective performance goals, based on the Performance Criteria listed in Section 4.B below and (iv) the extent to which performance relative to each such goal shall determine the amount of the award payable to a Participant.

C. With respect to each performance period, the determination of individual performance goals, if any, which may be based on nonobjective, discretionary criteria, and which may be used to reduce, but not increase, the award otherwise payable to a Participant.

3. Eligibility

A. Participation in the Plan shall be limited to executive officers of the Company and its subsidiaries and affiliates and certain other key employees of the Company and its subsidiaries nominated by the Chief Executive Officer (the “CEO”) and approved by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”). Each employee participating in the Plan is referred to as a “Participant.”

B. Unless otherwise authorized by the Committee, Participants shall be excluded from participation in any other cash bonus or incentive program of the Company or its subsidiaries and affiliates; provided, however, that Participants shall not be excluded from participation in any equity incentive plan adopted by the Company (whether or not such awards are settled in stock or in cash).

4. Determination of Awards; Code Section 162(m) Requirements

A. Except as provided otherwise in this Section 4, awards under the Plan shall be paid solely on account of the attainment of one or more objective performance goals which: (i) are pre-established by the Committee; (ii) are based on one or more of the criteria listed below in Section 4.B and (iii) state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to a Participant if the goal is attained. Award formulas shall be adopted in each performance period by the Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period; and, for periods of less than one year, before twenty-five percent (25%) of the performance period has elapsed). The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or under such other conditions where such waiver will not jeopardize the treatment of other awards under the Plan as “performance-based compensation” under Section 162(m) of the Code. The Committee may provide that if certain specified goals are not met, no awards will be made for the performance period to which such formula applies.

B. Performance goals shall be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof) (“Performance Criteria”): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trial or measurable research objectives. A Performance Criterion and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

C. Except as provided in 8.B below (with respect to death or disability), no incentive awards shall be paid to Participants unless and until the Committee certifies in writing whether the applicable Performance Criteria have been attained, and such determination will be final and conclusive. No award may be granted under the Plan after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” above (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

D. A Participant may receive an incentive award that is less than, equal to or greater than his or her target incentive award. The Committee shall have no discretion to increase the amount of a Participant’s incentive award as determined under the applicable formula; provided, however, the Committee may in its sole discretion reduce an incentive award otherwise payable to a Participant, on the basis of Company and/or specific individual goals, which may be based on nonobjective factors related to the performance of the Company and/or the Participant, as the case may be. The purpose of such goals is to emphasize significant activities of the Company that may require special attention during the performance period.

5. Basis of Participation in Award Programs

A. Participants may receive awards under the Plan for a performance period of a minimum of six (6) and a maximum of sixty (60) consecutive months. Multiple awards for overlapping periods may be granted under the Plan. Awards may, but are not required to, be denominated in (i.e., valued by reference to) the Common Stock of the Company or units of Common Stock of the Company; provided, however, that any awards denominated in cash will be paid in cash as provided in Section 8.A below. Awards denominated in cash may be expressed as a percentage of the annual base pay of the Participant or as a specified dollar amount.

B. Target incentive awards shall be recommended by the CEO for approval by the Committee, or established by the Committee based upon such factors as may be determined by the Committee in its discretion.

C. In addition to any other terms and conditions set forth in the Plan, all or part of the grant, vesting and/or payment of an award may be made subject to future service and such other restrictions and conditions as may be established by the Committee, and as may be set forth in an award agreement.

6. Administration

A. The overall administration of the Plan shall be under the direction of the Committee. The Committee shall consist solely of two or more members of the Company’s Board of Directors who qualify as “outside directors” for purposes of Section 162(m) of the Code. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Notwithstanding the above, the Committee will exercise its discretion consistent with qualifying awards for the performance-based compensation exception under Section 162(m) of the Code. Determinations of the Committee made under the Plan will be conclusive and will bind all parties. The Committee may delegate: (i) to one or more of its members such of its duties, powers and responsibilities as it may determine and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.

B. Responsibility for the administration of the Plan shall be under the direction of the Company’s Head of Human Resources.

7. Determination of Incentive Awards; Limitations on Awards

A. The maximum amount payable under the Plan to any employee during any calendar year may not exceed $6,000,000 for the Chief Executive Officer and $3,000,000 for any other employee. The provisions of this Section 7 will be construed in a manner consistent with Section 162(m) of the Code.

B. The final determination of the extent to which the performance goals were achieved for an award (in terms of percentage achievement, subject to a maximum percentage established by the Committee, which in no event shall be more than 225%) will be made by the Committee promptly following the availability of all necessary performance results.

C. Following the close of a performance period, the respective managers shall determine the extent to which individual goals, if any, were achieved (in terms of percentage achievement, subject to a maximum percentage established by the Committee, which in no event shall be more than 225%) and forward a report to the Committee for determination of a downward adjustment, if any (pursuant to Section 4.D), in the amount of the award otherwise payable.

D. For the avoidance of doubt, in no event will any payment of an Award exceed 225% of the Participant’s target incentive award.

8. Payments; Effect of Termination of Employment

A. All payments of awards hereunder shall be made in cash within the sooner of 90 days following the end of the performance period or March 15 of the year following the calendar year in which the award was earned.

B. If a Participant’s employment terminates during a performance period due to death or disability, a determination of any amount payable to the Participant or his or her estate will be made as soon as practicable. The amount to be awarded under these circumstances shall be determined by multiplying the Participant’s target incentive award by a fraction, the numerator of which is the number of days completed during the performance period before termination of employment, and the denominator of which is the original length of the performance period. Payment of all awards under this Section 8.B will be made within the sooner of 90 days of the termination of employment or March 15 of the year following the calendar year in which employment terminated.

9. General Conditions

A. While it is the intent of the Company to continue the Plan indefinitely, the Company reserves the right to amend, modify or terminate the Plan, any incentive program under the Plan or any Participant’s participation in the Plan at any time or on such conditions as the Committee shall deem appropriate; provided, however, that once the Committee has established the performance goals underlying an incentive award and except as provided for in Section 4.B, the Committee may not change such performance goals, change the formula for computing whether such goals were met or increase the amount of the target incentive award; however, the Committee may decrease the amount of a Participant’s actual incentive award; and, provided, further, that to the extent that stockholder approval is required pursuant to law or by reason of the rules of the applicable exchange on which shares of the Company’s common stock is publicly traded, no such amendment or modification shall be effective until such time as such stockholder approval is obtained. Except as provided in 8.B above (with respect to death and disability), no Participant shall have any right to any incentive award under the Plan until such award and the amount thereof has been finally approved by the Committee and communicated to such Participant after the end of the performance period for which the award is being made.

B. The Plan is not a contract between the Company and any Participant. Neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company.

C. The Committee may cancel, rescind, withhold or otherwise limit or restrict any unpaid award at any time if the Participant is not in compliance with all applicable provisions of the Plan and award agreement, if any, or if the Participant engages in any “Detrimental Activity.”

In particular, but not in limitation of the foregoing, in the event that a Participant engages or has engaged in Detrimental Activity, any amounts payable to the Participant in the year in which termination of employment occurs under the Plan may be forfeited and the entire amount of any payments made during such year of termination of employment shall be repaid to the Company.

For purposes of the Plan, “Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any “Competitive Activity.”

For purposes of the Plan, “Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

D. A Participant’s right and interest under the Plan may not be assigned or transferred, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation under the Plan to pay incentive awards with respect to the Participant.

E. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards.

F. The Company shall have the right to deduct from incentive awards paid any taxes or other amounts required by law to be withheld.

G. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any affiliate, nor the Committee, nor any person acting on behalf of the Company, any affiliate, or the Committee, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an award to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code.

H. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws provisions.

APPENDIX B

BIOGEN IDEC INC.

2008 OMNIBUS EQUITY PLAN

1. Defined Terms

Exhibit A, which is incorporated by reference, defines certain capitalized terms used in the Plan and sets forth certain operational rules related to those terms.

2. Purpose; Term

This Biogen Idec Inc. 2008 Omnibus Equity Plan (the “Plan”) provides for the grant of equity awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain employees of the Company and its Affiliates, to provide an incentive for them to generate stockholder value by contributing to the appreciation of the Company’s stock price and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. No Awards may be granted under the Plan more than ten years after the effective date of the Plan, but Awards granted prior to that date may continue in accordance with their terms.

3. Administration

The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) in the case of Awards intended to qualify for the performance-based compensation exception thereto, the Board may in any instance perform any of the functions of the Committee hereunder.

The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Committee made under the Plan will be conclusive and will bind all parties.

Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Exchange Act (“Rule 16b-3”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. Consistent with the above requirements, the Committee may delegate such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), to the extent necessary, the Committee shall establish in writing Performance Criteria no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period; and, for periods of less than one year, before twenty-five percent (25%) of the performance period has elapsed); provided, however, that the goals so established by the Committee may be adjusted by the Committee after the initial determination only to the extent permitted under Section 162(m).

4. Eligibility

All employees of the Company (or of any Affiliate) are eligible to be Participants in the Plan.

5. Stock Available for Awards

A. Amount.    Subject to the other subsections of this Section 5 and to Section 10, no more than 15,000,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, plus the amount of shares of Common Stock: (i) that, as of the effective date of the Plan, remain available for grant under the Company’s 2005 Omnibus Equity Plan (including shares available under such plan by reason of a predecessor plan) and (ii) that are, as of the effective date, subject to awards under the Company’s 2005 Omnibus Equity Plan but which remain unvested upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.

B. Fungible Share Plan.    Each share of Stock subject to an Award consisting of Options and/or Stock Appreciation Rights (“SARs”) shall be counted against the limits set forth in Section 5.A as one (1) share. Each share of Stock subject to any Award other than Awards consisting of Options and/or SARs shall be counted against the limits set forth in Section 5.A as one and one-half (1.5) shares.

C. Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan in an amount determined in accordance with Section 5.B. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than shares of Stock) and shall be treated as forfeited and shall again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced as provided in Section 7.C. Shares of Stock withheld from an Award in satisfaction of withholding taxes as described in Section 9.I. or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan.

D. Certain Other Company Awards.    Common Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to Incentive Stock Options (as defined below) shall be determined in a manner consistent with Section 422 and the rules thereunder.

E. Limit on Individual Grants.    The following limits on individual Awards shall apply:

(1) The maximum number of shares of Common Stock subject to Options granted to any Participant, and that may be granted as SARs, Restricted Stock Units (“RSUs”), Restricted Stock Awards (“RSAs”) and Other Awards pursuant to Section 8 to any Participant, shall not exceed an aggregate of 1,500,000 in any calendar year, subject in each case to adjustment under Section 10.

(2) No more than $12,000,000 may be paid to the Chief Executive Officer and no more than $5,000,000 may be paid to any other individual in any calendar year with respect to any Performance Awards settled in cash.

6. Stock Options

A. Grant of Options.    Subject to the provisions of the Plan, the Committee may grant both (i) Options to purchase up to a maximum of 1,000,000 shares of Common Stock that are intended to comply with the requirements of Section 422 (“Incentive Stock Options” or “ISOs”) and (ii) Options that are not intended to comply with such requirements (“Nonqualified Stock Options” or “NQSOs”). Each Option shall be clearly identified in the applicable Award agreement as either an ISO or an NQSO, but if no such identification is made, the Option shall be treated as an NQSO. The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. An ISO granted to an employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

B. Terms and Conditions.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. An ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a)(2)(iii) and Treas. Reg. Section 1.422-2(d). The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an Option, the Committee may impose such restrictions or conditions to the vesting of such Option as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of an Option is to vest based solely upon the continued employment of the Participant, such Option shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or over a longer period as the Committee may determine. The Expiration Date of each Option shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

C. Payment.    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Common Stock (for which the Committee may require a holding period), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including in accordance with a cashless exercise, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7. Stock Appreciation Rights

A. Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the base value of the rights (“SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock. The Committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

B. Terms and Conditions.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of an SAR is to vest based solely upon the continued employment of the Participant, such SAR shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or over a longer period as the Committee may determine. The Expiration Date of each SAR shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

C. No Net Share Counting.    SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan under Section 5.A, regardless of the number of shares of Common Stock issued upon settlement of the SAR.

8. Restricted Stock Units, Restricted Stock Awards and Other Awards

A. Restricted Stock Units.    The Committee may grant Awards consisting of units representing shares of Common Stock (“RSUs”). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock or, if specified in the Award, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding RSUs shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.

B. Restricted Stock Awards.    The Committee may grant Awards of shares of Common Stock subject to forfeiture (“RSAs”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Shares of RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of RSAs shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such shares, along with any certificates, to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

C. Other Awards.    The Committee may grant Awards (including Performance Awards) other than Options, SARs, RSUs or RSAs. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards, whether such Awards are to be settled in cash or stock and all other conditions of such Other Awards.

D. Terms and Conditions.    At the time of the grant of RSUs, RSAs or Other Awards, the Committee shall determine the price, if any, to be paid by the Participant for each share subject to the Award. At the time of the grant of RSUs, RSAs or Other Awards, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of RSUs, RSAs or Other Awards is to vest based solely upon the continued employment of the Participant, such Award shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or such longer period as the Committee may determine, provided, however that a total of not more than 500,000 shares of Common Stock may be made subject to such Awards with a time-based vesting schedule which provides for vesting sooner than the default schedule set forth above.

9. General Provisions Applicable to Awards

A. Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a written document delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

B. Performance Criteria.    The Committee may establish Performance Criteria on which the granting of Performance Awards, or the vesting of Performance Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

C. Application of Code Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. In the event that a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A.

D. Committee Discretion.    Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

E. Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

F. Leaves of Absence.    Awards held by a Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

G. Termination of Employment.    Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant’s employment with the Company and its Affiliates. Immediately upon the cessation of the Participant’s employment with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(1) All Options and SARs held by a Participant immediately prior to his or her death or termination as a result of Disability shall, to the extent not vested previously, become fully vested, and all vested Options and SARs will remain exercisable by the Participant or such Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of: (i) the one-year period ending with the first anniversary of the Participant’s death or Disability or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(2) All Options and SARs held by a Participant immediately prior to Retirement shall, to the extent not vested previously, become fully vested for fifty percent (50%) of the number of shares covered by such unvested Options and SARs and for an additional ten percent (10%) of the number of shares covered by such unvested Options and SARs for every full year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Options and SARs, and all vested Options and SARs will remain exercisable for the lesser of: (i) the three-year period ending with the third anniversary of the Participant’s Retirement or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(3) All Options and SARs held by a Participant immediately prior to the cessation of the Participant’s employment for reasons other than death, Disability or Retirement, except as provided in (4) below, to the extent then exercisable, will remain exercisable for the lesser of: (i) the period ending six (6) months from the Participant’s termination date or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(4) All Options and SARs held by a Participant or a Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment For Cause (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such termination;

(5) All RSUs, RSAs and Other Awards, in each case held by a Participant immediately prior to the Participant’s death or termination as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A;

(6) All RSUs, RSAs and Other Awards, in each case held by a Participant immediately prior to the Participant’s Retirement shall, to the extent not vested previously, become fully vested for fifty percent (50%) of the number of shares covered by such Awards and for an additional ten percent (10%) of the number of shares covered by such unvested Awards for every full year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Awards; provided, however, that: (i) the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A; and (ii) Awards subject to Performance Criteria intended to comply with Section 162(m) will vest according to the schedule contemplated in this Section 9.G.(6) only to the extent consistent with the requirements of Section 162(m).

(7) All RSUs, RSAs and Other Awards held by a Participant immediately prior to the cessation of the Participant’s employment for reasons other than death, Disability or Retirement (except as provided in (8) below), shall terminate at the close of business on the date of such termination; and

(8) All RSUs, RSAs and Other Awards held by a Participant or a Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment For Cause shall terminate at the commencement of business on the date of such termination.

Unless the Committee expressly provides otherwise, a Participant’s employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates).

H. Transferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than

ISOs, the Committee may in its sole discretion permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.

I. Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates will, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery. In particular, but not in limitation of the foregoing, with respect to Awards of RSUs, RSAs and Other Awards, the Company shall withhold from the payment of an Award and shall retain that number of Shares the Fair Market Value of which is equal to the amount of tax required to be withheld and paid on the date of retention or delivery.

J. Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price or base value, as the case may be, or (b) the amendment of outstanding Options or SARs to reduce the exercise price or base value, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Section 10.

K. Amendment of Award.    Except as otherwise expressly provided in the Plan, the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if stockholder approval is required by law or the rules of the applicable exchange on which common stock of the Company is then publicly traded, such amendment shall not become effective until such stockholder approval is obtained. Any such action shall require the Participant’s consent unless the Committee determines that the action would not materially and adversely affect the Participant.

L. Cancellation and Rescission of Awards.    Unless the Award agreement specifies otherwise, the Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant engages in any “Detrimental Activity.”

M. Foreign Nationals.    The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

N. Deemed Exercise of Awards.    On the Expiration Date on which a vested Award requiring exercise is scheduled to terminate in accordance with the Plan and the terms of the Award, if the per share exercise price or base value, as the case may be, of the Award is less than the closing price of the Common Stock on that date, the vested Award will be deemed to have been exercised at the close of business on that date. As promptly as practicable thereafter, the Company will deliver to the Participant the shares of Common Stock subject to the vested Award less that number of shares with a value that is equal to the aggregate Fair Market Value of: (1) the aggregate exercise price or base value, as the case may be, of the vested Award and (2) the amount necessary to satisfy any federal, state and local withholding of taxes or social insurance contributions related to the exercise.

10. Effect of Certain Transactions

A. Covered Transactions

Except as otherwise expressly provided in an Award:

(1) If the Covered Transaction is one in which there is an acquiring or surviving entity other than the Company or its Affiliate, the Committee shall provide for the assumption of some or all outstanding Awards or for the grant of new Awards in substitution therefor or the continuation of some or all of the Awards by the acquiror or survivor or an affiliate of the acquiror or survivor, except to the extent that the Committee pays out the Award pursuant to the provisions of Section 10.A.(2).

(2) If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a cash-out), with respect to some or all Awards or any portion thereof (whether or not vested), equal in the case of each affected Award or portion thereof to the excess, if any, of (a) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (b) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 10.A.(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. For avoidance of doubt, in the event that the aggregate exercise or purchase price of the Award exceeds the aggregate Fair Market Value, the Award will be deemed to be cashed out for a payment of zero.

(3) Each Award will terminate upon consummation of the Covered Transaction, other than Awards assumed, substituted or continued pursuant to Section 10.A.(1) above. For avoidance of doubt, in the event that the Awards are not cashed out (or deemed cashed out) as provided in 10.A.(2), such Awards shall be assumed, substituted or continued as provided in Section 10.A.(1) above.

B. Corporate Transaction.    Except as otherwise provided in the Award agreement, if at any time within two (2) years after the effective date of a Corporate Transaction there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed, substituted or continued under Section 10.A.(1) and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or SARs held by such Designated Employee (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.

C. Corporate Change in Control.    Unless otherwise determined by the Committee at the time of grant and set forth in the Award agreement, in the event of a Corporate Change in Control, the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares or cash within the originally prescribed term of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.

D. Changes In, Distributions With Respect To and Redemptions of the Stock.

(1) In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the following shall be equitably adjusted (a) the number of shares that may be delivered as per Section 5, (b) the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, (c) exercise prices or base values, as the case may be, relating to outstanding Awards, and (d) any other provision of Awards affected by such change shall be adjusted by the Company.

(2) The Committee shall also make equitable or proportionate adjustments of the type described in Section 10.D.(1) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock, or any other event other than those described in Section 10.D(1) above, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable and (iii) in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m), having due regard for continued qualification for that exception.

(3) References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

11. Miscellaneous

A. No Right to Employment.    No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

B. No Rights as a Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award agreement.

C. Effective Date.    The Plan shall be effective on the date it is approved by the stockholders of the Company.

D. Amendment of the Plan.    The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9.L, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Section 422 or for Awards intended to be eligible for the performance-based exception under Section 162(m) to qualify as such or continue such eligibility.

E. Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of an Option or SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing services on the grant date of the Award (defining the term “controlling interest” based on “at least 50%” rather than “at least 80%”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A, where applicable).

“Award” means any Option, SAR, RSA, RSU and any Other Award convertible into or otherwise based on Common Stock (including a Performance Award payable in cash), granted under the Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person who is properly reporting on Schedule 13G shall not be treated as a Beneficial Owner for purposes of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is: (i) an “outside director” within the meaning of Section 162(m); (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” as defined in The NASDAQ Stock Market Rule 4200.

“Common Stock” or “Stock” means the Common Stock, $0.0005 par value, of the Company.

“Company” means Biogen Idec Inc., a Delaware corporation.

“Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

“Corporate Change in Control” shall be deemed to have occurred upon the first of the following events:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction which is a merger or consolidation;

(2) the election to the Board, without the recommendation or approval of a majority of the incumbent Board (as of the date of approval of the Plan by the Board of Directors), of directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose election or appointment following the effective date of the Plan is approved by a majority of the members of the incumbent Board shall be deemed to be members of the incumbent Board for purposes hereof, provided further that directors whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company will not be considered as members of the incumbent Board for purposes of this paragraph (2); or the occurrence of any other event which a majority of the incumbent Board in its sole discretion determines should be considered a Corporate Change in Control.

“Corporate Transaction” means any of: (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or an Affiliate) is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets or (iii) a dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Committee, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Covered Employee” means a “covered employee” as set forth in Section 162(m).

“Covered Transaction” means a Corporate Change in Control or a Corporate Transaction.

“Designated Beneficiary” means the Participant’s estate.

“Designated Employee” means an employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Transaction.

“Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any “Competitive Activity”.

“Disability” shall exist for purposes of the Plan if the Company determines in its sole discretion that the Participant has been terminated as a result of the employee having become totally and permanently disabled. For this purpose, totally and permanently disabled means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Expiration Date” means the latest date on which an Option, SAR or Other Award requiring exercise may be exercised pursuant to the Award agreement.

“Fair Market Value” means, (i) with respect to Stock, (a) for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and (b) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee in good faith in the manner established by the Committee from time to time.

“For Cause” shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a “cause” definition, such definition shall be controlling for purposes of the Plan.

“Incentive Stock Option” or “ISO” has the meaning set forth in Section 6.A.

“Involuntary Employment Action” as to a Participant means the involuntary termination of a Participant’s employment with the Company following a Covered Transaction, other than For Cause, upon the occurrence of any of the following circumstances: (i) any adverse and/or material alteration and diminution in the Participant’s authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Covered Transaction or as the same may be increased from time to time thereafter, (ii) a reduction of the Participant’s base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Covered Transaction or as the same may be increased from time to time thereafter or (iii) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 100 miles on a round trip basis; provided, however, that in any case the Participant notifies the Chief Legal Officer or the Head of Human Resources of the Company in writing of the basis for his or her involuntary termination within one (1) year of the occurrence of the circumstances and the Company does not cure such circumstance within thirty (30) days thereafter.

“Nonqualified Stock Option” or “NQSO” has the meaning set forth in Section 6.A.

“Option” means the right to purchase shares of Common Stock of the Company for a specified period of time at a specified price.

“Other Award” has the meaning set forth in Section 8.C.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

“Performance Criteria” means specified criteria the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trials or measurable research objectives. A Performance Criterion and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Criteria have been attained and such determination will be conclusive. If the Performance Criteria are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Criteria have not been met.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Restricted Period” has the meaning set forth in Section 8.B.

“Restricted Stock Award” or “RSA” has the meaning set forth in Section 8.B.

“Restricted Stock Unit” or “RSU” has the meaning set forth in Section 8.A.

“Retirement” as to any employee of the Company or any of its Affiliates shall mean such person’s leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

“Section 162(m)” means Section 162(m) of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 409A” means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 422” means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7.A.

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

April 30, 2013

biogen idec

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on June 12, 2013.

Vote by Internet

Go to www.envisionreports.com/BIIB

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR the election of all of the director nominees listed in Proposal 1; FOR Proposals 2, 3, 4, and 5; and AGAINST Proposal 6. +

1. Election of Directors. The twelve director nominees numbered 1 through 12 are standing for election to serve for a one-year term extending until the 2014 annual meeting of stockholders and their successors are duly elected and qualified.

01—Caroline D. Dorsa

For

Against

Abstain

02—Stelios Papadopoulos

For

Against

Abstain

03—George A. Scangos

For

Against

Abstain

04—Lynn Schenk

05—Alexander J. Denner

06—Nancy L. Leaming

07—Richard C. Mulligan

08—Robert W. Pangia

09—Brian S. Posner

10—Eric K. Rowinsky

11—Stephen A. Sherwin

12—William D. Young

2. To ratify the selection of PricewaterhouseCoopers LLP as Biogen Idec Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For

Against

Abstain

3. Say on Pay—An advisory vote on executive compensation.

For

Against

Abstain

4. To reapprove the material terms of the performance goals under the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

5. To reapprove the material terms of the performance goals under the Biogen Idec Inc. 2008 Omnibus Equity Plan for purposes of Section 162(m) of the Internal Revenue Code.

6. Shareholder proposal regarding adoption of a share retention policy.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Biogen Idec Inc. +

Proxy Solicited by Board of Directors for the 2013 Annual Meeting of Stockholders To Be Held at Biogen Idec Inc., 15 Cambridge Center, Cambridge, Massachusetts 02142, on June 12, 2013, at 9:00 A.M. (local time)

The undersigned hereby appoints George A. Scangos, Paul J. Clancy, and Susan H. Alexander, and each of them (with full power to act alone), as proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them to appear and vote all shares of common stock of Biogen Idec Inc. which the undersigned would be entitled to vote if personally present at the 2013 annual meeting of stockholders, and at any adjournment or postponement thereof.

The shares represented by this proxy will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the director nominees listed in Proposal 1; FOR Proposals 2, 3, 4, and 5; and AGAINST Proposal 6. As to any other matter that may properly come before the meeting or any adjournment or postponement thereof, proxy holders will vote in accordance with their best judgment.

This proxy may be revoked in writing any time before the voting thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2013 annual meeting of stockholders or any adjournment or postponement thereof.

(Items to be voted appear on reverse side.)

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. +

April 30, 2013

VIA ELECTRONIC SUBMISSION

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Biogen Idec Inc.
Commission File No. 0000875045
Definitive Proxy Materials

Ladies and Gentlemen:

On behalf of Biogen Idec Inc., transmitted herewith for filing pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 are definitive copies of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy relating to Biogen Idec’s 2013 Annual Meeting of Stockholders. We intend to begin mailing these definitive proxy materials to Biogen Idec’s stockholders on or about April 30, 2013.

Please call the undersigned at (781) 464-5935 if you have any questions regarding this matter.

Very truly yours,

/s/ Matthew S. Gilman

Matthew S. Gilman
Associate General Counsel